UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant     [x]

Filed by a Party other than the Registrant     [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement.

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

[x] Definitive Proxy Statement.

[ ] Definitive additional materials.

[ ] Soliciting material pursuant to §240.14a-12

CONTANGO ORE, INC.

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

[x]           No fee required.

[  ]           Fee paid previously with preliminary materials.

[  ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

CONTANGO ORE, INC.

3700 Buffalo Speedway, Suite 925

Houston, Texas 77098

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
 NOVEMBER 14, 2023

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Contango ORE, Inc., which will be held virtually on Tuesday, November 14, 2023 at 11:00 a.m., Central Time.

Important Notice Regarding the Availability of Proxy Materials
For the Annual Meeting of Stockholders to be held on November 14, 2023

Via Live Webcast at https://meetnow.global/MAAL4JH

In accordance with rules issued by the Securities and Exchange Commission, you may access the Notice of Annual Meeting of Stockholders, our 2023 Proxy Statement and our Annual Report at http://www.contangoore.com

At the Annual Meeting you will be asked to vote on the following matters:

(1)	To elect our Board of Directors to serve until the annual meeting of stockholders in 2024 or until their successors are duly elected and qualified;
(2)	To approve the 2023 Omnibus Incentive Plan;
(3)	To ratify the appointment of Moss Adams LLP as the independent auditors of the Company for the fiscal year ending June 30, 2024;
(4)	To conduct a non-binding, advisory vote to approve the compensation of the Company’s named executive officers;
(5)	To approve the grant of discretionary authority to the chairman of the Annual Meeting to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve any of Proposals 1-4; and
(6)	To conduct any other business that is properly raised at the Annual Meeting or any adjournment thereof.

This year’s Annual Meeting will be conducted as a virtual meeting of stockholders, which will be held exclusively online via the Internet as a virtual web conference.

Stockholders who owned shares of Contango ORE, Inc.’s common stock, par value $0.01 per share, at the close of business on September 28, 2023 are entitled to receive notice of and to attend and vote at the Annual Meeting via live webcast online at https://meetnow.global/MAAL4JH. Stockholders will need their 15-digit control number provided on their proxy card or voting instructions form to vote while attending the meeting online. Stockholders who attend the virtual meeting with their 15-digit control number will have the same rights and opportunities to participate as they would at an in-person meeting. If your voting instruction form does not include a 15-digit control number, you must contact your brokerage firm, bank, or other financial institution for instructions to access the Annual Meeting. If you do not have your 15-digit control number, you will still be able to attend the Annual Meeting as a “guest” and listen to the proceedings, but you will not be able to vote or otherwise participate.

As a stockholder of Contango ORE, Inc., you have the right to vote on the proposals listed above. Please read the Proxy Statement carefully because it contains important information for you to consider when deciding how to vote. Your vote is important.

You have three options in submitting your vote prior to the Annual Meeting date:

(1)  You may sign and return the enclosed proxy card in the accompanying envelope;

(2)  You may vote over the Internet at the address shown on your proxy card; or

(3)  You may vote by telephone using the phone number shown on your proxy card.

Whether or not you plan to attend the Annual Meeting virtually, please date, sign and return the enclosed proxy card promptly or vote over the telephone or Internet. A postage-paid return envelope is enclosed for your convenience. If you decide to attend the Annual Meeting, you can revoke your proxy and vote virtually. If you have any questions, please contact us through our website at www.contangoore.com, call us at (713) 877-1311, or write us at 3700 Buffalo Speedway, Suite 925, Houston, Texas 77098.

By order of the Board of Directors,

/s/ Brad Juneau
Brad Juneau

Chairman of the Board of Directors

Houston, Texas
October 4, 2023

CONTANGO ORE, INC.

3700 Buffalo Speedway, Suite 925

Houston, Texas 77098

_____________________

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

November 14, 2023

____________________

To our Stockholders:

The Board of Directors (the “Board”) of Contango ORE, Inc., a Delaware corporation (the “Company” or “CORE”), is furnishing you with this Proxy Statement in connection with its solicitation of your proxy, in the form enclosed, for use at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, November 14, 2023 at 11:00 a.m., Central Time, to vote on the following matters:

(1)	To elect members of our Board of Directors to serve until the annual meeting of stockholders in 2024 or until their successors are duly elected and qualified (“Proposal 1”);
(2)	To approve the 2023 Omnibus Incentive Plan (“Proposal 2”);
(3)	To ratify the appointment of Moss Adams LLP as the independent auditors of the Company for the fiscal year ending June 30, 2024 (“Proposal 3”);
(4)	To conduct a non-binding advisory vote to approve the compensation of the Company’s named executive officers (“Proposal 4”);
(5)	To approve the grant of discretionary authority to the chairman of the Annual Meeting to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve any of Proposals 1-4 (“Proposal 5”); and
(6)	To conduct any other business that is properly raised at the Annual Meeting or any adjournment thereof.

This year’s Annual Meeting will be conducted as a virtual meeting of stockholders, which will be held exclusively online via the Internet as a virtual web conference. You will be able to attend the Annual Meeting online, vote your shares online during the Annual Meeting and submit your questions online during the Annual Meeting by visiting https://meetnow.global/MAAL4JH. There will not be a physical meeting location, and you will not be able to attend the Annual Meeting in person.

Stockholders who owned shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on September 28, 2023 (the “Record Date”) are entitled to receive notice of and to attend and vote at the Annual Meeting via live webcast online at https://meetnow.global/MAAL4JH. Stockholders will need their 15-digit control number provided on their proxy card or voting instructions form to vote while attending the meeting online. Stockholders who attend the virtual meeting with their 15-digit control number will have the same rights and opportunities to participate as they would at an in-person meeting. If your voting instruction form does not include a 15-digit control number, you must contact your brokerage firm, bank, or other financial institution for instructions to access the Annual Meeting. If you do not have your 15-digit control number, you will still be able to attend the Annual Meeting as a “guest” and listen to the proceedings, but you will not be able to vote or otherwise.

As a stockholder of the Company, you have the right to vote on the proposals listed above. Please read the Proxy Statement carefully because it contains important information for you to consider when deciding how to vote. Your vote is important.

You have three options in submitting your vote prior to the Annual Meeting date:

(1)  You may sign and return the enclosed proxy card in the accompanying envelope;

(2)  You may vote over the Internet at the address shown on your proxy card; or

(3)  You may vote by telephone using the phone number shown on your proxy card.

We are distributing this Proxy Statement to you on or about October 10, 2023, together with the accompanying proxy card and the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2023, as filed with the SEC on September 13, 2023 (the “2023 Annual Report”).

We cordially invite you to attend the Annual Meeting. Whether or not you plan to attend, please complete, date and sign the proxy card and return it promptly in the return envelope provided, or you may vote over the telephone or Internet by following the instructions on the proxy card or other enclosed proxy material.

QUESTIONS AND ANSWERS

The Annual Meeting.

1.	Q:	Who is asking for my proxy?

A:

Your proxy is being solicited by our Board for use at our Annual Meeting. Our directors, officers or executives may also solicit proxies on behalf of our Board, in person or by telephone, facsimile, mail or e-mail. If our directors, officers or executives solicit proxies, they will not be specially compensated. The Company will pay all costs and expenses of this proxy solicitation.

2.	Q.	What are stockholders being asked to vote on?

	A:	At our Annual Meeting, stockholders will be asked to vote:

•	to elect the members of our Board to serve until the annual meeting of stockholders in 2024 or until their successors are duly elected and qualified;

•	to approve the 2023 Omnibus Incentive Plan;

•	to ratify the appointment of Moss Adams LLP as the independent auditors of the Company for the fiscal year ending June 30, 2024;

•	to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers;

•	to approve the grant of discretionary authority to the chairman of the Annual Meeting to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve any of Proposals 1-4; and

•	on any other matter that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

3.	Q.	Who is entitled to vote?

A:

Holders of record of issued and outstanding shares of Common Stock, who owned such shares at the close of business on the Record Date, may vote at the meeting.  As of the Record Date, the Company had outstanding 9,393,922 shares of Common Stock.

4.	Q:	How many shares may vote at the Annual Meeting?

	A:	Each record holder of Common Stock is entitled to one vote per share of Common Stock owned on the Record Date.

5.	Q:	How do I vote my shares?

A:

A proxy card is included with the proxy materials being sent to you. The proxy card allows you to specify how you want your shares voted as to each proposal listed. The proxy card provides space for you to:

▪	Vote for, or withhold authority to vote for, each nominee for director;

▪	Vote for or against, or abstain from voting on the approval of the 2023 Omnibus Incentive Plan;

▪	Vote for or against, or abstain from voting on, the ratification of the appointment of Moss Adams LLP as the independent auditors of the Company for the fiscal year ending June 30, 2024;

▪	Vote for or against, or abstain from voting on, the approval, on a non-binding advisory basis, of the compensation of our named executive officers;

▪	Vote for or against, or abstain from voting on, the grant of discretionary authority to the chairman of the Annual Meeting to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve any of Proposals 1-4.

If the proxy card is properly signed and returned to us, shares covered by the proxy card will be voted in accordance with the directions you specify on the card. The persons named as proxy on the proxy card are Brad Juneau, the Company’s Chairman and Director, and Rick Van Nieuwenhuyse, the Company's President, Chief Executive Officer, and Director. Any stockholder who wishes to name a different person as his or her proxy may do so by crossing out Mr. Juneau’s and Mr. Van Nieuwenhuyse's names and inserting the name of another person to act as his or her proxy. In such a case, the stockholder would be required to sign the proxy card and deliver it to the person named as his or her proxy, and that person would be required to be present and vote at the Annual Meeting. Any proxy card so marked should not be mailed to the Company.

If you return a signed proxy card without having specified any choices, Mr. Juneau, or Mr. Van Nieuwenhuyse, each named as proxy, will vote the shares represented at the Annual Meeting and any adjournment in accordance with the Board's recommendations below.

6.	Q:	How does the Board recommend I vote?

	A:	The Board unanimously recommends that you vote:

▪	FOR the election of each nominee for director;

▪	FOR the approval of the 2023 Omnibus Incentive Plan;

▪	FOR the ratification of the appointment of Moss Adams LLP as independent public accountants for the fiscal year ending June 30, 2024;

▪	FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers;

▪	FOR the grant of discretionary authority to the chairman of the Annual Meeting to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve any of Proposals 1-4.

Our executive officers and directors who own shares of Common Stock have advised us that they intend to vote their shares in favor of the proposals presented in this Proxy Statement. As of the close of business on the Record Date, 9,393,922 shares of Common Stock were issued and outstanding, approximately 18.0% of which were owned and entitled to be voted by CORE’s executive officers and directors.

7.	Q:	What vote is required?

A:

Election of directors requires the affirmative vote of a plurality of the votes cast at the Annual Meeting.  All other proposals at the Annual Meeting require the affirmative vote of a majority of the shares present in person or represented by proxy entitled to vote thereon.

8.	Q:	What is a “quorum”?

A:

Presence at the Annual Meeting, in person or by proxy, of holders of a majority of the votes entitled to be cast by all record holders of Common Stock will constitute a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

9.	Q:	What is the effect of an abstention or a broker non-vote?

A:

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are considered present and entitled to vote, and therefore would have the effect of a vote against any matter other than the election of directors where the required vote is the affirmative vote of a plurality of the votes cast at the Annual Meeting.  A broker non-vote occurs when a nominee holding shares of Common Stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes are not considered entitled to vote on non-routine matters, and therefore would have no effect on any matter other than the election of directors where the required vote is a majority of the shares present in person or represented by proxy and entitled to vote thereon.  Abstentions and broker non-votes will not be considered as votes cast “for” or “against” any director candidate and will not affect the outcome of the election of directors.

10.	Q:	What does it mean if I receive more than one proxy card?

	A:	If your shares are registered differently or in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted.

11.	Q:	Can I revoke my proxy?

A:

You may revoke your proxy at any time before it is exercised at the Annual Meeting by filing with or transmitting to our corporate secretary either a notice of revocation or a properly created proxy bearing a later date. You also may attend the Annual Meeting and revoke your proxy by voting your shares at the virtual Annual Meeting.

12.	Q:	How will the Company solicit proxies?

A:

Proxies may be solicited in person, by telephone, facsimile, mail or e-mail by directors, officers and executives of the Company without additional compensation. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders.

13.	Q:	How can a stockholder communicate with the Company’s directors?

A:

The Board has established a process to receive communications from interested parties, including stockholders. Interested parties may contact any member (or all members) of the Board or the independent directors as a group, any committee of our Board or any chair of any such committee by mail to c/o Corporate Secretary, Contango ORE, Inc., 3700 Buffalo Speedway, Suite 925, Houston, Texas 77098, or by e-mail to info@contangoore.com. Correspondence may be addressed to any individual director by name, to the independent directors as a group or to any chair of any committee either by name or title. Mail will not be opened but will be forwarded to the chairman of the requested committee or, if no committee is designated, to the Chairman of the Audit Committee, or the named independent director.

PROPOSAL 1
ELECTION OF DIRECTORS

At the Annual Meeting, we will present the nominees named below and recommend that they be elected to serve as directors until the next annual stockholders meeting or until their successors are duly elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Your proxy will be voted for the election of the five nominees named below unless you give instructions to the contrary. Your proxy cannot be voted for a greater number of persons than the number of nominees named.

Nominees

Presented below is a description of certain biographical information, occupations and business experience for the past five years of each person nominated to become a director. Five directors are to be elected at the Annual Meeting. All nominees are current directors standing for reelection to the Board.  If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee selected by the Board, or the Board’s size may be reduced accordingly. The Board is unaware of any circumstances likely to render any nominee unavailable. Directors of the Company hold office until the next annual stockholders meeting, until successors are elected and qualified or until their earlier resignation or removal.  Each nominee other than Mr. Van Nieuwenhuyse and Mr. Juneau is an independent director.

On September 15, 2010, the Company’s Board established a Nominating Committee to recommend nominees for director to the Board and to ensure that such nominees possess the director qualifications set forth in the Company’s Corporate Governance Guidelines, a copy of which is available on the Company's website at www.contangoore.com. Additionally, the Nominating Committee reviews the qualifications of existing Board members before they are nominated for re-election to the Board. Once nominees are selected, the Board determines which nominees are presented to the Company’s stockholders for final approval.  Each nominee below has been recommended by the Nominating Committee.

The Board will also consider nominees recommended by stockholders. The Company’s Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at our Annual Meeting of Stockholders. The procedures include a requirement that notices regarding a person’s nomination be received in writing from the stockholder and by the Company’s Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. Moreover, the notice must include such nominee’s written consent to be named in the Company’s Proxy Statement and to serve if elected. Supporting information should include (a) the name and address of the candidate and the proposing stockholder, (b) a comprehensive biography of the candidate and an explanation of why the candidate is qualified to serve as a director taking into account the criteria identified in our Corporate Governance Guidelines and (c) proof of ownership, the class and number of shares, and the length of time that the shares of our common stock have been beneficially owned by each of the candidate and the proposing stockholder. Minimum qualifications include extensive business experience, a solid understanding of financial statements and a reputation for integrity.  For additional information, see the section entitled “Submission of Stockholder Proposals and Director Nominations” below.

Name	Age	Position	Director Since
Brad Juneau	63	Chairman and Director	2012
Rick Van Nieuwenhuyse	67	President, Chief Executive Officer, and Director	2020
Joseph S. Compofelice	74	Director	2010
Curtis J. Freeman	67	Director	2022
Richard A. Shortz	78	Director	2016

Brad Juneau. Mr. Juneau is co-founder of the Company and has served as a director of the Company since August 2012.  He served as President and Chief Executive Officer of the Company from August 2012 when the Company’s co-founder, Mr. Kenneth R. Peak, received a medical leave of absence, until January 5, 2020 when he was succeeded by Mr. Van Nieuwenhuyse.  Mr. Juneau has served as Chairman of the Board since April 2013, and was appointed as Executive Chairman of the Board effective January 6, 2020. Mr. Juneau served as Executive Chairman until our 2021 Annual Meeting, when his title changed to Chairman.  Mr. Juneau is the sole manager of the general partner of Juneau Exploration, L.P. (“JEX”), a company involved in the exploration and production of oil and natural gas. JEX has entered into a number of agreements and arrangements with the Company, which are described under “Certain Relationships and Related Transactions”. Prior to forming JEX, Mr. Juneau served as senior vice president of exploration for Zilkha Energy Company from 1987 to 1998. Prior to joining Zilkha Energy Company, Mr. Juneau served as staff petroleum engineer with Texas International Company for three years, where his principal responsibilities included reservoir engineering, as well as acquisitions and evaluations. Prior to that, he was a production engineer with Enserch Corporation in Oklahoma City. Mr. Juneau previously served as a director of Contango Oil & Gas Company from April 2012 to March 2014.  Mr. Juneau is currently a director of Talos Energy.  Mr. Juneau holds a Bachelor of Science degree in Petroleum Engineering from Louisiana State University.  Mr. Juneau, as the Company’s co-founder, has substantial history and familiarity with the Company, and significant technical knowledge.

Rick Van Nieuwenhuyse.  Mr. Van Nieuwenhuyse was appointed to serve as President, Chief Executive Officer, and director of the Company effective January 6, 2020. He previously served as President and Chief Executive Officer of Trilogy Metals Inc. from January 2012 until December 2019. Between May 1999 and January of 2012, he served as the President and Chief Executive Officer of NOVAGOLD, Inc, a company that he founded. He served as the Vice President of Exploration for Placer Dome from 1990 to 1997.  Mr. Van Nieuwenhuyse holds a Candidature degree in Science from Université de Louvain, Belgium and a Master of Science degree in Geology from the University of Arizona. Mr. Van Nieuwenhuyse currently serves on the board of directors of American Copper Development Corporation and Valhalla Metals Inc. He served on the board of directors of Alexco Resource Corp. from 2006 to 2022 and Sandfire Resources America, Inc. (formerly, Tintina Resources Inc.) from 2008 until 2016. Mr. Van Nieuwenhuyse has over forty years of experience in the minerals mining industry and brings significant industry and technical knowledge to the Company.

Joseph S. Compofelice. Mr. Compofelice has been a director of the Company since its inception.  Mr. Compofelice currently serves as Chairman and CEO of Axios Industrial Services, LLC a portfolio company of White Deer.  Mr. Compofelice served as Managing Director of Houston Capital Advisors, a boutique financial advisory, mergers and acquisitions investment service from January 2004 to December 2013. Mr. Compofelice served as Chairman of the Board of Directors of Trico Marine Service, a provider of marine support vessels serving the international natural gas and oil industry, from 2004 to 2010 and as its Chief Executive Officer from 2007 to 2010. Mr. Compofelice was President and Chief Executive Officer of Aquilex Services Corp., a service and equipment provider to the power generation industry, from October 2001 to October 2003. From February 1998 to October 2000, he was Chairman and Chief Executive Officer of CompX International Inc., a provider of components to the office furniture, computer and transportation industries. From March 1994 to May 1998 he was Chief Financial Officer of NL Industries, a chemical producer, Titanium Metals Corporation, a metal producer and Tremont Corp. Mr. Compofelice received his Bachelor of Science from California State University at Los Angeles and his Masters of Business Administration from Pepperdine University.  Mr. Compofelice has extensive leadership and financial experience.

 Curtis J. Freeman.  Mr. Freeman has been a director of the Company since 2022.  Mr. Freeman is a U.S. Certified Professional Geologist and a licensed geologist in the State of Alaska as well as a member of several professional organizations. Since forming Avalon Development (“Avalon”) in 1985, Mr. Freeman and his crews have conducted mineral exploration throughout Alaska as well as in the Yukon, the western United States, Central America, South America, New Zealand and Africa. He has consulted for numerous major and junior mining companies and he and his team of professionals have been credited with a number of gold, copper, silver, nickel, platinum group, and rare metal discoveries in Alaska and other parts of the world. Mr. Freeman was Project Manager for the Manh Choh Project from its acquisition by the Company’s predecessor in 2008 through 2019. Mr. Freeman and his team were responsible for the discovery of the Manh Choh Project deposits as well as identification of other known mineral prospects in the area. Mr. Freeman is a Founding Director of Canadian TSXV-listed Tectonic Metals Inc., and a Founding Director and President of Valhalla Metals Inc. and Anglo Alaska Gold Corp., both private Alaska-domiciled companies involved in VMS and gold exploration, respectively. Mr. Freeman also serves on the Technical Advisory Boards of Canadian publicly-listed Metallic Minerals, Group Ten Metals and Granite Creek Copper. Mr. Freeman earned his Bachelor's degree in Geology in 1978 from the College of Wooster, Ohio and his Master’s Degrees in Economic Geology in 1980 from University of Alaska – Fairbanks.

Richard A. Shortz.  Mr. Shortz has been a director of the Company since 2016.  Mr. Shortz is President and Chief Executive Officer of Pavia Capital, LLP, a family office investment company.  Mr. Shortz served as a Partner of Morgan, Lewis & Bockius LLP, an international law firm (“Morgan Lewis”) from 1995 through September 2016 and as a Partner with Jones Day Reavis & Pogue LLP, another international law firm, from 1983 through 1994.  He previously was an executive of Tosco Corporation, an independent oil and gas company, from 1973 through 1983 where he became Senior Vice President, General Counsel and Secretary.  While a Partner at Morgan Lewis, Mr. Shortz served as Chairman of the firm’s Energy Group and a member of its Board.  Mr. Shortz received a Bachelor of Science degree in Accounting from Indiana University in 1967 and a Juris Doctor degree from Harvard Law School in 1970.  Mr. Shortz has extensive experience in corporate finance, mergers and acquisitions and corporate governance, regularly advising both public and private energy companies.

All directors and nominees for director of the Company are United States citizens. There are no family relationships between any of our directors or executive officers.

CORPORATE GOVERNANCE

We believe that good corporate governance is important to assure that the Company is managed for the long-term benefit of its stockholders. The Board and management of the Company are committed to good business practices, transparency in financial reporting and the highest level of corporate governance and ethics. The Board has specifically reviewed the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Oxley Act”), the rules of the Securities and Exchange Commission (“SEC”) and applicable listing standards and rules to maintain its standards of good corporate governance.

The Board has reaffirmed existing policies and initiated actions adopting policies consistent with new rules and listing standards. In particular, we have:

•	Established an Audit Committee consisting solely of independent directors.

•	Adopted a formal Audit Committee Charter in September 2010 (revised December 2020), a copy of which is available on the Company’s website at www.contangoore.com.

•	Empowered the Audit Committee to engage independent auditors.

•	Provided the Audit Committee with access to independent auditors and legal counsel.

•

Adopted a Code of Ethics that satisfies the definition of “code of ethics” under the rules and regulations of the SEC, a copy of which is available on the Company’s website at www.contangoore.com. The Code of Ethics applies to all of the Company’s executives, including its principal executive officer, principal financial officer, and principal accounting officer.  If the Company amends or waives the Code of Ethics with respect to the principal executive officer, principal financial officer or principal accounting officer, it will post the amendment or waiver at this location on its website.

•	Adopted a formal whistleblower protection policy.

•	Adopted a formal process for stockholders to communicate with the independent directors.

•	Adopted a formal Nominating Committee Charter in September 2010 (revised December 2020), a copy of which is available on the Company’s website at www.contangoore.com.

•	Prohibited personal loans to officers and directors.

•	Taken appropriate Board and management action to achieve timely compliance with Section 404 of the Sarbanes-Oxley Act regarding controls and procedures over financial reporting.

•	Adopted a formal Compensation Committee Charter in September 2010 (revised December 2020), a copy of which is available on the Company's website at www.contangoore.com.

Independence.  The Company evaluates the independence of its directors using the NYSE American listing standards.  After reviewing the qualifications of our current directors and nominees, and any relationships they may have with the Company that might affect their independence, the Board has determined that each director and nominee, other than Mr. Van Nieuwenhuyse and Mr. Juneau, is “independent” as that concept is defined by the listing standards of the NYSE American and the applicable rules of the SEC. Mr. Van Nieuwenhuyse is an executive officer and Mr. Juneau is the former Executive Chairman (now Chairman) of the Company and, therefore, the Board has concluded that they are not independent directors.

Corporate Authority & Responsibility. All corporate authority resides in the Board, as the representative of the stockholders. Authority is delegated to management by the Board in order to implement the Company’s mission pursuant to Delaware law and our Bylaws. Such delegated authority includes the authorization of spending limits and the authority to hire executives and terminate their services. The independent members of the Board and the Compensation Committee retain responsibility for selection, evaluation and the determination of compensation of the chief executive officer of the Company, oversight of the succession plan, approval of the annual budget, assurance of adequate systems, procedures and controls, and all matters of corporate governance. Members of the Board are kept informed of the Company’s business through discussions with Messrs. Juneau and Van Nieuwenhuyse and with key members of senior management, by reviewing materials provided to them and by participating in Board and committee meetings. Each Board member other than Mr. Van Nieuwenhuyse and Mr. Juneau is independent. Additionally, the Board provides advice and counsel to senior management.

Compensation of Directors. As of June 30, 2023, the independent directors receive cash compensation of $37,500 per quarter. Mr. Brad Juneau, the Chairman of the Board, receives cash compensation of $58,750 per quarter.  During the fiscal year ended June 30, 2023, Mr. Compofelice, Mr. Shortz, and Mr. Freeman each received 10,000 shares of restricted Common Stock that vest in January 2025.  There were no other payments for meetings attended or service as chair of a committee.   Compensation of directors is determined by Mr. Van Nieuwenhuyse, Mr. Juneau, and the independent directors. Directors who are also executives of the Company do not receive compensation for serving as a director or as a member of a committee of the Board. All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with serving as a member of the Board.

Director Compensation Table. The following table sets forth the compensation paid by the Company to non-employee directors for the fiscal year ended June 30, 2023:

		Stock	Option	All other
	Fees or paid	Awards	Awards	compensation
Name (1)	in cash ($)	($) (2)	($) (3)	($) (4)	Total ($)
Brad Juneau	253,750	355,200	—	—	608,950
Joseph S. Compofelice	157,500	355,200	—	—	512,700
Richard A. Shortz	157,500	355,200	—	—	512,700
Curtis J. Freeman (Joined the board one June 30, 2022)	157,500	240,000	—	—	397,500

(1)

Rick Van Nieuwenhuyse, the Company's President and Chief Executive Officer, is not included in this table as he was an executive of the Company as of June 30, 2023 and the compensation he received as executive of the Company is shown in the Summary Compensation Table.  He did not receive any additional compensation due to his position on the Board.

(2)

The amounts shown represent the aggregate grant date fair value of restricted stock granted in the fiscal year ended June 30, 2023 calculated in accordance with FASB ASC Topic 718.  These amounts represent assumptions used in the calculation of these amounts as discussed in Note 11 to our Consolidated Audited Financial Statements for the fiscal year ended June 30, 2023 , included in the 2023 Annual Report. Fair value is based on 100% of the closing price per share of our common stock on the date of grant. At June 30, 2023, Mr. Juneau, Mr. Compofelice, Mr. Freeman, and Mr. Shortz held 623,326, 174,276, 128,576, and 125,250 shares of restricted stock, respectively.

Board Size. We believe smaller to mid-size boards are more cohesive, work better together and tend to be more effective monitors than larger boards. Our Bylaws currently provide for at least three and not more than seven directors.

Annual Election of Directors. In order to create greater alignment between the Board’s and our stockholders’ interests and to promote greater accountability to the stockholders, directors are elected annually.

Meetings. Our Board has meetings, as necessary. During the fiscal year ended June 30, 2023, the Board held eleven meetings. During the fiscal year ended June 30, 2023, the Board passed resolutions by unanimous written consent on five occasions. All of our Board members attended 100% of all Board and applicable committee meetings and the Company’s 2022 annual meeting. We encourage our Board to attend our annual meeting of stockholders.

Committee Structure. It is the general policy of the Company that the Board as a whole will consider all major decisions. The committee structure of the Board includes the Audit Committee, the Compensation Committee, and the Nominating Committee. The Board may form other committees as it determines appropriate. A copy of the charter for each committee is available to any stockholder who requests a copy by delivering written notice to Contango ORE, Inc., 3700 Buffalo Speedway, Suite 925, Houston, Texas 77098. The charter for each committee is also available on our website at www.contangoore.com.

Audit Committee. The Audit Committee was established by the Board for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The Audit Committee recommends the appointment of independent public accountants to conduct audits of our financial statements, reviews with the accountants our quarterly and annual financial statements and the plan and results of the auditing engagement, approves other professional services provided by the accountants and evaluates the independence of the accountants. The Audit Committee also reviews the scope and adequacy of our system of internal controls and procedures over financial reporting and oversees compliance with our Code of Ethics. Members of the Audit Committee are Messrs. Compofelice (Committee Chairman), Freeman, and Shortz.  Each member of the Audit Committee is independent, as independence for audit committee members is defined in the listing standards of the NYSE American and the applicable rules of the SEC. The Audit Committee met formally four times during the fiscal year ended June 30, 2023. The Board has determined that Mr. Compofelice is an “audit committee financial expert” as defined by the rules of the SEC.

Compensation Committee. The Compensation Committee was created by the Board for the purpose of administering the Contango ORE, Inc. 2010 Equity Compensation Plan (the “2010 Plan”) and the compensation for the Chief Executive Officer. Additionally, the Compensation Committee determines which executive officers and other executives may receive stock options, stock units, restricted stock awards, stock appreciation rights and other stock based awards and the amounts of such stock based awards. Members of the Compensation Committee are Messrs. Shortz (Committee Chairman), Compofelice, and Freeman.  Each member of the Compensation Committee is an “independent director” as defined in the applicable listing standards of the NYSE American and in the applicable rules of the SEC.  For a description of the Compensation Committee’s processes and procedures, see the section entitled “Compensation Discussion and Analysis” below.  The Compensation Committee met formally three times during the fiscal year ended June 30, 2023.

Nominating Committee. The Nominating Committee was created by the Board for the purpose of overseeing the identification, evaluation and selection of qualified candidates for appointment or election to the Board. The Nominating Committee identifies individuals qualified to become Board members and recommends to the Board nominees for election as directors of the Company, taking into account that the Board as a whole shall have competency in industry knowledge, accounting and finance, and business judgment. While the Company does not have a formal diversity policy, the Nominating Committee seeks members from diverse backgrounds so that the Board consists of members with a broad spectrum of experience and expertise and with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions that they can make to the Company. The Nominating Committee shall give the same consideration to candidates for director nominees recommended by Company stockholders as those candidates recommended by others. Members of the Nominating Committee are Messrs. Shortz (Committee Chairman), Compofelice, and Freeman. Each member of the Nominating Committee is independent as independence for nominating committee members is defined in the applicable listing standards of the NYSE American and the applicable rules of the SEC. The Nominating Committee met formally two times during the fiscal year ended June 30, 2023.

Insider Trading and Policy on Hedging or Pledging of Stock.  Our insider trading policy contains stringent restrictions on transactions in Company stock by executive officers, directors and employees of the Company. All trades by employees and directors are prohibited during a quarterly blackout period based on the timing of the release of the Company’s quarterly or annual financial results, as well as during any special blackout period imposed by the Company in connection with certain Company events. Further, employees of the Company are prohibited from directly or indirectly (1) trading in options, warrants, puts, calls, forward contracts or similar instruments on Company securities; (2) engaging in limit order sales that extend beyond a single trading day (other than through a permitted trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); or (3) engaging in short sales or “sales against the box” of the Company’s securities, which are legally prohibited for insiders of the Company in all events.

Board Leadership Structure. The Board has the responsibility for selecting the appropriate leadership structure for the Company. The Board appointed Rick Van Nieuwenhuyse as the President and Chief Executive Officer of the Company.  Mr. Juneau serves as Chairman.  The Board believes that the separation of the Chairman and the Chief Executive Officer functions in this structure is appropriate for oversight purposes on behalf of its investors, because it clarifies the individual roles of the Chairman and Chief Executive Officer and enhances accountability. In addition, the Board believes that this structure is appropriate for the Company because Mr. Juneau is a co-founder of the Company and, through JEX, initially acquired the property leased from the Village of Tetlin, which is the primary asset of Peak Gold, LLC (the “Peak Gold JV”), which in turn is the primary asset of the Company.  In addition, Mr. Juneau has unique experience to lead the Board, having previously served as President and Chief Executive Officer of the Company.

Risk Oversight. We administer our risk oversight function through our Audit Committee and our Compensation Committee as well as through our Board as a whole. Our Audit Committee is empowered to appoint and oversee our independent registered public accounting firm, monitor the integrity of our financial reporting processes and systems of internal controls and provide an avenue of communication among our independent auditors, management, our internal auditing department and our Board. Our Compensation Committee is responsible for overseeing the management of risks related to our compensation arrangements.

More information about the Company’s corporate governance practices and procedures is available on the Company’s website at www.contangoore.com.

Required Vote

The affirmative vote of holders of a plurality of the votes cast at the Annual Meeting is required for the election of each director. The Company believes that brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, the Company anticipates that your broker will deliver a broker non-vote on this proposal. Abstentions and broker non-votes will not have any effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE FIVE NOMINEES AS A DIRECTOR OF THE COMPANY, TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL HIS OR HER SUCCESSOR IS DULY ELECTED AND QUALIFIED.

PROPOSAL 2
APPROVAL OF THE 2023 OMNIBUS INCENTIVE PLAN

Contango ORE, Inc. 2023 Omnibus Incentive Plan

Background

Subject to stockholder approval, the Board adopted the Contango ORE, Inc. 2023 Omnibus Incentive Plan (the “2023 Plan”) on September 22, 2023, upon the recommendation of the Compensation Committee. The Company believes that the 2023 Plan includes certain updates and current market best-practices that are not included in the Contango ORE, Inc. 2010 Plan. If stockholders do not approve the 2023 Plan, it will not be implemented and the Company will continue to grant awards under the 2010 Plan until its expiration. The Board is recommending that stockholders approve the 2023 Plan so the Company will be able to make the types of awards desirable to meet the Company’s compensatory needs going forward. The purpose of the 2023 Plan is to enable the Company to offer eligible employees, consultants and non-employee directors equity-based incentive awards to attract and retain such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

The 2023 Plan is intended to replace the 2010 Plan with respect to any new grants by the Company. If stockholders approve the 2023 Plan, no further grants will be made under the 2010 Plan following the date the 2023 Plan is approved by the Company’s stockholders. See “Effective Date” below. All outstanding awards under the 2010 Plan will continue in accordance with the 2010 Plan and any award agreement executed in connection with such outstanding awards.

Stockholder approval of the 2023 Plan is also necessary to ensure that the 2023 Plan meets the requirements under section 422 of the Internal Revenue Code for issuing incentive stock options and the NYSE approval requirements for equity compensation plans.

Historical Equity Granting Practices

Some stockholders view the burn rate as a useful measure to compare the rates at which peer companies have granted equity. The more equity that a company grants in relation to the total number of its shares of common stock outstanding, the higher that company’s burn rate will be. Over the past three years, our average burn rate has been 1.9% for FY 2023, 2.4% for FY 2022, and 3.3% for FY 2021.

As of the Record date, 536,862 shares were subject to awards outstanding under the 2010 Plan,  100,000 of which were subject to options or SARs, and 462,567 shares were available for awards under the 2010 Plan. We expect to continue making equity awards consistent with our practices over the past three years, and to maintain an average annual burn rate over the next three years in line with our average for the 2021-2023 period. On that basis, we expect that the shares currently remaining available for awards under the 2010 Plan plus an additional 193,500 shares of common stock will likely be sufficient to continue making awards for the next three to five years.

Shares available for grant under the 2023 Plan would consist of 193,500 shares of common stock plus (i) any shares remaining available for grant under the 2010 Plan (462,567 shares as of the Record Date), (ii) unexercised shares subject to appreciation awards (i.e. stock options or other stock-based awards based on the appreciation in value of a share of the Company’s common stock) granted under the 2010 Plan that expire, terminate, or are canceled for any reason without having been exercised in full, and (iii) shares subject to awards that are not appreciation awards granted under the 2010 Plan that are forfeited for any reason.

Based on 9,393,922 shares outstanding as of the Record Date, if all 193,500 new shares under the 2023 Plan, all 536,862 shares subject to outstanding awards under the 2010 Plan, and all 462,567 shares available for future awards under the 2010 Plan are ultimately issued, the stockholder dilution would be 11.75%. The 193,500 new shares added by the 2023 Plan represent only an additional 1.72% of dilution above what is already subject to the 2010 Plan. The Board believes that this level of potential dilution is reasonable for a company of our size in our industry while still giving the Company the ability to retain and motivate key employees and service providers. Expectations regarding future share usage under the 2023 Plan are naturally based on a number of assumptions regarding factors such as future growth in the population of eligible participants, the rate of future compensation increases, the rate at which shares are returned to the 2023 Plan through forfeitures, cancellations and the like, the level at which performance-based awards pay out, and our future stock price performance. While the Compensation Committee believes that the assumptions utilized are reasonable, future share usage will differ from current expectations to the extent that actual events differ from the assumptions utilized.

Summary of the 2023 Plan

The following is a summary of the material terms of the 2023 Plan. This summary does not purport to be a complete description of all provisions of the 2023 Plan and is qualified in its entirety by reference to the complete text of the 2023 Plan, a copy of which is attached as Exhibit A to this Proxy Statement. Any capitalized terms which are used in this summary description but not defined here or elsewhere in this prospectus have the meanings assigned to them in the 2023 Plan.

Corporate Governance Provisions

The 2023 Plan contains several provisions intended to make awards under the 2023 Plan comply with established principles of good corporate governance. These provisions include:

●

No Discounted Stock Options. Except for certain substitute awards, stock options may not be granted with an exercise price of less than the fair market value of our common stock on the date the stock option is granted (or in the case of an incentive stock option, the exercise price may not be less than 110% of the fair market value of our common stock on the date the stock option is granted). This restriction may not be changed without stockholder approval.

●

No Stock Option Repricings. Stock options may not be repriced without stockholder approval, whether by lowering the exercise price of an outstanding option or by cancelling an outstanding option and granting a replacement stock option with a lower exercise price.

●

No Liberal Share Recycling. The 2023 Plan allows shares to be recycled only if an award terminates or is canceled (in the case of stock options, without having been exercised in full) or forfeited for any reason.

●	Cap on Awards to Non-Employee Directors. The cash value of all equity awards granted to a non-employee director during a fiscal year cannot exceed $400,000.

●	No Evergreen Provision. The 2023 Plan does not contain an automatic provision to replenish the shares of common stock authorized for issuance.

●	Clawback Policies. Awards made under the 2023 Plan will be subject to the Company’s clawback or recoupment policies.

●

One-Year Minimum Vesting Period on Awards. The 2023 Plan requires that awards be granted with a minimum vesting period of one year (except with respect to up to 5% of the number of shares reserved for awards under the 2023 Plan), provided that the Company may provide for vesting on a change in control, retirement, death, or disability.

Administration

The 2023 Plan will be administered by our compensation committee, or such other committee designated by our board of directors to administer the plan, which we refer to herein as the Administrator. The Administrator will have broad authority, subject to the provisions of the 2023 Plan, to administer and interpret the 2023 Plan and awards granted thereunder. All decisions and actions of the Administrator will be final.

Eligibility

Awards under the 2023 Plan may be made to consultants, non-employee directors, and eligible employees of the Company or any of its subsidiaries. As of the Record Date, there were approximately ten employees and four non-employee directors eligible to participate in the 2023 Plan.

Award Types, Stock Subject to 2023 Plan

Stock options (both incentive stock options and non-qualified stock options), stock appreciation rights (SARs), restricted stock, restricted stock units (RSUs), and other stock-based awards are available for grant under the 2023 Plan. The maximum number of shares of Company common stock that may be issued in connection with awards made under the 2023 Plan is 193,500 shares plus (i) any shares remaining available for grant under the 2010 Plan (462,567 shares as of the Record date), (ii) unexercised shares subject to appreciation awards (i.e. stock options or other stock-based awards based on the appreciation in value of a share of the Company’s common stock) granted under the 2010 Plan that expire, terminate, or are canceled for any reason without having been exercised in full, and (iii) shares subject to awards that are not appreciation awards granted under the 2010 Plan that are forfeited for any reason.

Limits on Non-Employee Director Compensation

Under the 2023 Plan, the aggregate dollar value of all equity-based compensation granted to our non-employee directors for services in such capacity shall not exceed $400,000 during any fiscal year.

Minimum Vesting Period

Awards granted under the 2023 Plan are required to have a one year minimum vesting period, provided that the Administrator may provide for earlier vesting on a change of control, retirement, death, or disability, and provided that up to 5% of the total shares reserved for awards under the 2023 Plan may be exempt from the minimum vesting period.

Adjustments

The number and kind of shares authorized for grant under the 2023 Plan, the number of shares subject to an award, and the exercise price of awards shall be adjusted by the Compensation Committee as the committee determines, in good faith, to be necessary or advisable to prevent substantial dilution or enlargement of the rights of participants under the 2023 Plan in the event of any change in the capital structure or business of the Company by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, consolidation, spin-off, split-off, reorganization, or other extraordinary or unusual event affecting the outstanding common stock of the Company.

Types of Awards

Stock Options.  All stock options granted under the 2023 Plan will be evidenced by a written agreement with the participant, which provides, among other things, whether the option is intended to be an incentive stock option or a non-qualified stock option, the number of shares subject to the option, the exercise price, exercisability (or vesting), the term of the option, which may not generally exceed ten years, and other terms and conditions. Subject to the express provisions of the 2023 Plan, options generally may be exercised over such period, in installments or otherwise, as the Administrator may determine. The exercise price for any stock option granted may not generally be less than the fair market value of the common stock subject to that option on the grant date. The exercise price may be paid in cash or such other method as determined by the Administrator, including the delivery of previously owned shares or withholding of shares deliverable upon exercise. Other than in connection with a change in our capitalization, we will not, without stockholder approval, reduce the exercise price of a previously awarded option, and at any time when the exercise price of a previously awarded option is above the fair market value of a share of common stock, we will not, without stockholder approval, cancel and re-grant or exchange such option for cash or a new award with a lower (or no) exercise price.

Stock Appreciation Rights or SARs.  SARs may be granted alone or in conjunction with all or part of a stock option. Upon exercising a SAR, the participant is entitled to receive the amount by which the fair market value of the common stock at the time of exercise exceeds the exercise price of the SAR. This amount is payable in common stock, cash, or a combination thereof, at the Administrator’s discretion and as set forth in the award agreement.

Restricted Stock and RSUs.  Awards of restricted stock consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. RSUs result in the transfer of shares of cash or stock to the participant only after specified conditions are satisfied. The Administrator will determine the restrictions and conditions applicable to each award of restricted stock or RSUs, which may include performance vesting conditions.

Other Stock-Based Awards. Other stock-based awards are Awards denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of stock.

Transferability

Awards generally may not be sold, transferred for value, pledged, assigned or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or SAR may be exercisable only by the participant during his or her lifetime.

Effect of a Change of Control

In the event of a change of control, except as otherwise provided by the Compensation Committee in an award agreement, all options, SARs, and restricted stock and RSUs with time-based vesting will accelerate and vest, and all restricted stock and RSUs with performance-based vesting will accelerate and vest at the mid-point between target and maximum performance level. The Compensation Committee may also, in its sole discretion: (i) cancel awards (whether or not vested) and pay the holders, in cash, the value of the awards based on the price per share to be received by stockholders in connection with the change of control.

For the purposes of the foregoing, a “change in control” generally means the occurrence of one of the following events: (i) the acquisition (including through purchase, reorganization, merger or consolidation) by a person or entity of 50% or more of the voting power of the securities entitled to vote to elect our Board; (ii) an election of individuals to our Board that causes a majority of the Board to have been members of the Board for less than two years, unless the individuals elected are approved by a vote of at least two-thirds of the directors then in office; (iii) the sale or other disposition of more than 50% of the consolidated assets of the Company; or (iv) a liquidation or dissolution of the Company.

Term

Assuming that the 2023 Plan is approved by the stockholders at the Annual Meeting, awards under the 2023 Plan may not be made after November 14, 2033, but awards granted prior to such date may extend beyond that date.

Amendment and Termination

Our board of directors has the right to amend, alter, suspend or terminate the 2023 Plan at any time, provided certain enumerated material amendments may not be made without stockholder approval. No amendment or alteration to the 2023 Plan or an award or award agreement will be made that would materially impair the rights of the holder, without such holder’s consent.

U.S. Federal Income Tax Considerations

The following is a summary of the principal United States federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to awards granted under the 2023 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside. Participants are advised to consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards, and the ownership and disposition of any underlying securities.

Non-Qualified Stock Options. A participant who is granted a nonqualified stock option under the 2023 Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount paid for the shares and the amount previously recognized by the participant as ordinary income. If the common stock received upon exercise of an option is restricted stock, the rules regarding restricted stock will apply.

Incentive Stock Options. A participant who is granted an incentive stock option, or ISO, will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the ISO. The aggregate fair market value of common stock (determined at the grant date) with respect to which ISOs can be exercisable for the first time during any calendar year cannot exceed $100,000. Any excess will be treated as a non-qualified stock option. If the participant disposes of the shares purchased pursuant to the ISO more than two years after the date of grant and more than one year after the issuance of the shares to the participant (the required statutory “holding period”), (a) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) the Company will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, and (ii) the gain on the sale. Also in that case, the Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss. The excess of the fair market value of the shares on the date of exercise over the option price is, however, includable in the option holder’s income for alternative minimum tax purposes.

Effective Date

The 2023 Plan will become effective on the day it is approved by the Company’s stockholders (the “Effective Date”). Assuming that the 2023 Plan is approved by the stockholders at the Annual Meeting, the Effective Date of the 2023 Plan will be November 14, 2023.

New Plan Benefits

Future grants under the 2023 Plan will be made at the discretion of the 2023 Plan administrator and, accordingly, are not yet determinable. In addition, benefits under the 2023 Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by participants. Consequently, at this time, it is not possible to determine the future benefits that might be received by participants receiving discretionary grants under the 2023 Plan.

Required Vote

The affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote is required for approval of our 2023 Omnibus Incentive Plan. Abstentions will have the same effect as votes “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of this proposal. Unless otherwise instructed, the persons named as proxies will vote “FOR” this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2023 OMNIBUS INCENTIVE PLAN.

PROPOSAL 3
RATIFICATION OF THE SELECTION OF OUR AUDITORS

The Audit Committee has appointed Moss Adams LLP (“Moss Adams”), independent public accountants, for the examination of the accounts and audit of our financial statements for the fiscal year ending June 30, 2024. At the Annual Meeting, the Board will present a proposal to the stockholders to approve and ratify the engagement of Moss Adams. The Board expects that representatives of Moss Adams will be present and will have the opportunity to make a statement, if they desire, and to respond to appropriate questions. The Audit Committee will consider the failure to ratify its selection of Moss Adams as independent public accountants as a direction to select other auditors for the fiscal year ending June 30, 2025.

During the Company’s two most recent fiscal years ended June 30, 2023 and 2022, and through the date hereof, there were (i) no disagreements with Moss Adams on any matter of GAAP or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Moss Adams would have caused Moss Adams to make reference to the subject matter of the disagreements in connection with its reports, and (ii) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

During the Company’s two most recent fiscal years ended June 30, 2023 and 2022, and through the date hereof, neither the Company, nor anyone on its behalf, has consulted Moss Adams with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that Moss Adams concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Fees

Aggregate fees for professional services rendered to us by Moss Adams, the Company’s independent public accountants, for the fiscal years ended June 30, 2023 and 2022, were:

	Year Ended June 30,
Category of Service	2023	2022
Audit Fees - Moss Adams	$315,000	$222,500
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$315,000	$222,500

The Audit Fees for the years ended June 30, 2023 and 2022 were for professional services rendered in connection with the audit of the Company’s consolidated financial statements for the years ended June 30, 2023 and 2022, issuance of consents, quarterly reviews and assistance with and review of documents filed with the SEC.

There are no other fees for services rendered to us by Moss Adams. Moss Adams did not provide to us any financial information systems design or implementation services during fiscal years ended June 30, 2023 or June 30, 2022.

Audit Committee Pre-Approval Policies and Procedures

All of the 2023 audit services provided by Moss Adams were approved by the Audit Committee.

The Audit Committee has established pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee selects and appoints outside auditors, considers the independence and effectiveness of the outside auditors, approves the fees and other compensation to be paid to the outside auditors and is responsible for oversight of the outside auditors and reviews any revisions to the estimates of audit and non-audit fees initially approved. The Audit Committee’s procedures prohibit the independent auditor from providing any non-audit services unless the service is permitted under applicable law and is pre-approved by the Audit Committee. The Audit Committee receives the written disclosures required by generally accepted auditing standards. The Audit Committee annually requires the outside auditors to provide the Audit Committee with a written statement delineating all relationships between the outside auditors and the Company. The Audit Committee actively engages in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors. The Audit Committee recommends that the Board of Directors take appropriate action in response to the outside auditors’ report to satisfy itself of the outside auditors’ independence. The scope of services and fees are required to be compatible with the maintenance of the accounting firm’s independence, including compliance with SEC rules and regulations.

Required Vote

The affirmative vote of holders of a majority of the shares of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve this proposal. The Company believes that brokers have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, the Company anticipates that your broker will be permitted to vote your shares in its discretion on this proposal. As a result, we do not expect any broker non-votes in connection with this proposal.  Abstentions will have the same practical effect as a vote against this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

SELECTION OF MOSS ADAMS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement and to express their views on such compensation. We welcome the opportunity to give our stockholders an opportunity to vote on executive compensation at the Annual Meeting. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and our philosophy, policies and practices as described in this Proxy Statement. We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote on executive compensation at our 2024 annual meeting of stockholders (the “2024 Annual Meeting”).

We recognize that executive compensation is an important matter for our stockholders. Stockholders are encouraged to read the “Executive Compensation” section of this Proxy Statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.

Text of the Resolution to be Adopted

As a matter of good corporate governance and in accordance with Section 14A of the Exchange Act, the Board is asking stockholders to vote “FOR” the following resolution:

“RESOLVED, that the stockholders of Contango ORE, Inc. (the “Company”) approve, on a non-binding, advisory basis, the compensation of the named executive officers, as disclosed in the Executive Compensation section, the Summary Compensation Table and the other related tables and disclosure in the Company’s Proxy Statement for the 2023 Annual Meeting of the Stockholders of the Company.”

As an advisory vote, this proposal is not binding on the Board or the Compensation Committee. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote in its ongoing evaluation of the Company’s executive compensation program and when making future compensation decisions for executive officers. In particular, to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Required Vote

The affirmative vote of holders of a majority of the shares of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve this proposal. The Company believes that brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, the Company anticipates your broker will deliver a broker non-vote on this proposal. Broker non-votes will not have any effect on the outcome of this proposal. Abstentions will have the same practical effect as a vote against this proposal.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR”

THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL 5

APPROVAL TO GRANT DISCRETIONARY AUTHORITY

TO CHAIRMAN OF THE ANNUAL MEETING TO ADJOURN THE ANNUAL

MEETING IF NECESSARY TO SOLICIT ADDITIONAL PROXIES

Although it is not expected, the Annual Meeting may be adjourned for the purpose of soliciting additional proxies. Any such adjournment of the Annual Meeting may be made without notice, other than by the announcement made at the Annual Meeting, by approval of the affirmative vote of the holders of a majority of shares entitled to vote on this proposal at the Annual Meeting, present in person or represented by proxy and entitled to vote at the meeting, whether or not a quorum exists. We are soliciting proxies to grant discretionary authority to the chairman of the Annual Meeting to adjourn the Annual Meeting, if necessary, for the purpose of soliciting additional proxies in favor of any of the Proposals 1 through 4. Upon approval of this proposal, the chairperson will have the discretion to decide whether or not to use the authority granted to such person pursuant to this Proposal 5 to adjourn the Annual Meeting. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting as adjourned or postponed.

Required Vote

The affirmative vote of holders of a majority of shares entitled to vote on this proposal at the Annual Meeting present in person or represented by proxy at the meeting and entitled to vote is required to approve this proposal. Brokers have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will be permitted to vote your shares in its discretion on this proposal. As a result, we do not expect any broker non-votes in connection with this proposal. Abstentions will have the same practical effect as a vote against this proposal.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR”

THE APPROVAL TO GRANT DISCRETIONARY AUTHORITY

TO CHAIRMAN OF THE ANNUAL MEETING TO ADJOURN THE ANNUAL

MEETING IF NECESSARY TO SOLICIT ADDITIONAL PROXIES.

OTHER INFORMATION

Executive Officers

The following sets forth the names, ages and positions of our executive officers together with certain biographical information as of the date of this filing:

Name	Age	Position
Rick Van Nieuwenhuyse	67	President, Chief Executive Officer, and Director
Leah Gaines	47	Vice President, Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary
Mike Clark	42	Executive Vice President - Finance

Rick Van Nieuwenhuyse. For biographical information, see “Proposal 1 - Election of Directors - Nominees.”

Leah Gaines. Ms. Gaines was appointed as the Company’s Vice President, Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary on October 1, 2013. Ms. Gaines has also served as Vice President and Chief Financial Officer of JEX since October 2010. Prior to joining JEX, she served as the Controller for Beryl Oil and Gas, LP and Beryl Resources LP from July 2007 to December 2009. From April 2006 to July 2007, Ms. Gaines held the position of Financial Reporting Manager at SPN Resources, a division of Superior Energy Services. From 2003 to 2006, Ms. Gaines worked as a Senior Financial Reporting Accountant at Hilcorp Energy Company. Ms. Gaines was a Principal Accountant at El Paso Corporation in its Power Asset division from 2001 to 2003. Prior to that, Ms. Gaines worked at Deloitte and Touche, LLP for three years as a Senior Auditor. Ms. Gaines graduated Magna Cum Laude from Angelo State University with a Bachelor of Business Administration in Accounting and is a Certified Public Accountant with over twenty years of experience.

Mike Clark. Mr. Clark was appointed to serve as Executive Vice President - Finance of the Company effective July 11, 2023.  He previously served as Chief Financial Officer of Alexco Resource Corp., from December 2014 until its acquisition by Hecla Mining Company in September 2022. Mr. Clark has spent over 18 years in the mining sector, all of it in executive management roles. Mr. Clark is a Chartered Professional Accountant and holds a Bachelor of Technology in Accounting degree from the British Columbia Institute of Technology.

Our executive officers are elected annually by the Board and serve until their successors are duly elected and qualified or until their earlier resignation or removal. All executive officers of the Company are United States citizens, with the exception of Mike Clark, who is a Canadian citizen. There are no family relationships between any of our directors or executive officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section of the Proxy Statement describes and analyzes our executive compensation philosophy and program in the context of the compensation paid during the last fiscal year to our named executive officers.

Overview of 2023 fiscal year Performance and Compensation. We are engaged in the exploration in the State of Alaska for gold, silver, and copper in the State of Alaska.  The Company’s largest asset, through its wholly-owned subsidiary, CORE Alaska, LLC (“CORE Alaska”), is a 30.0% membership interest in Peak Gold, LLC (the “Peak Gold JV”), which leases approximately 675,000 acres from the Tetlin Tribal Council and approximately 13,000 acres of State of Alaska mining claims (the “Peak Gold JV Property”) for exploration and development, including in connection with the Peak Gold JV's plan to mine ore from the Main and North Manh Choh deposits within the Peak Gold JV Property (the “Manh Choh Project”), which the Company previously referred to as the “Peak Gold Joint Venture Project”. The other 70.0% membership interest in the Peak Gold JV is owned by KG Mining (Alaska), Inc. (“KG Mining”), an indirect wholly-owned subsidiary of Kinross Gold Corporation (“Kinross”). Kinross believes that production is expected to commence at Manh Choh in the second half of 2024, with a mine plan that consists of two small, open pits that will be mined concurrently over 4.5 years. On May 26, 2023, the Company completed a Technical Report Summary (“TRS”), prepared in accordance with subpart 1300 of Regulation S-K (“S-K 1300”), on the Manh Choh Project. The Manh Choh TRS summarizes the results of a preliminary economic assessment of the Peak Gold JV Property (a “Feasibility Study”) and subsequent Feasibility Study economic update prepared by KG Mining. The mineral resource estimate set forth in the TRS represents an update as of December 31, 2022 to the April 2021 Manh Choh TRS. During fiscal year ended June 30, 2023, the Company contributed $21.1 million to the Peak Gold JV for expenditures at the Manh Choh mine. The Manh Choh mine celebrated the commencement of mining operations with a ground-breaking ceremony on August 29, 2023. Construction to date remains on schedule and on budget with production anticipated by the second half of 2024.

The Company raised net proceeds of $18.9 million from the issuance of shares and the exercise of warrants; and subsequent to year end, on July 26, 2023, the Company closed an underwritten public offering for gross proceeds of $30.4 million.

The Company’s wholly-owned subsidiary, Contango Minerals Alaska, LLC (“Contango Minerals”), owns a 100% interest in the mineral rights to approximately 145,280 acres of State of Alaska mining claims located north and northwest of the Peak Gold JV Property.  On August 24, 2021, the Company completed the purchase of 100% of the outstanding membership interests (the “Interests”) of Alaska Gold Torrent, LLC, an Alaska limited liability company (“AGT”), from CRH Funding II PTE. LTD, a Singapore private limited corporation (“CRH”).  AGT leases the mineral rights to approximately 8,600 acres of State of Alaska and patented mining claims for exploration from Alaska Hard Rock, Inc., which includes three former producing gold mines located on patented claims in the Willow Mining District about 75 miles north of Anchorage, Alaska (“Lucky Shot”, the “Lucky Shot Property”, or the “Lucky Shot Project”).  The Company is currently in the process of executing an exploration and development program at the Lucky Shot Property. On June 12, 2023, the Company completed a TRS, prepared in accordance with S-K 1300, on the Lucky Shot Project. The Lucky Shot TRS summarizes mineral resource estimates held by Contango at the Lucky Shot Project as of May 26, 2023. During fiscal year ended June 30, 2023, the Company completed an exploration program at the Lucky Shot Project, drilling 29 exploration holes on the property, with all 29 holes intersecting the Lucky Shot vein structure. Subsequent to year end, in August 2023, the Company commenced on a surface drilling program on the Coleman segment of the Lucky Shot vein.

In December 2022 and January 2023, the Company issued and sold an aggregate of 401,000 shares of the Company’s common stock, for $20.00 per share, and warrants entitling each purchaser to purchase shares of common stock for $25.00 per share (the “December 2022 and January 2023 Warrants”) in a private placement to certain accredited investors for net proceeds of $7.9 million. In May 2023, the Company offered the holders of the December 2022 and January 2023 Warrants the opportunity to exercise those warrants at the reduced exercise price of $22.00 and receive shares of the Company’s common stock by paying the reduced exercise price in cash and surrendering the original warrants on or before May 9, 2023. A total of 313,000 December 2022 and January 2023 Warrants were exercised resulting in total cash proceeds to the Company of $6.9 million and the issuance of 313,000 shares of Company common stock upon such exercise. As a result of the exercise, the Company issued new warrants to purchase 313,000 shares of Company common stock at $30.00 per share to the exercising holders of the December 2022 and January 2023 Warrants.

On May 17, 2023, the Company entered into a credit and guarantee agreement (the “Credit Agreement”), by and among CORE Alaska as the borrower, each of the Company, AGT, and Contango Minerals, as guarantors, each of the lenders party thereto from time to time, ING Capital LLC (“ING”), as administrative agent for the lenders, and Macquarie Bank Limited (“Macquarie”), as collateral agent for the secured parties. The Credit Agreement provides for a senior secured loan facility (the “Facility”) of up to US$70 million, of which $65 million is committed in the form of a term loan facility and $5 million is uncommitted in the form of a liquidity facility. The Company drew $10 million on the term loan facility at the initial closing.

On June 8, 2023, the Company entered into a Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co., pursuant to which the Company may offer and sell from time to time up to $40,000,000 of shares of the Company’s common stock through the Agent (the “ATM Offering”).  Sales of the common stock, pursuant to the Sales Agreement, may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through the New York Stock Exchange or on any other existing trading market for the Company’s common stock. As of June 30, 2023 the Company had sold a total of 158,461 shares of common stock through the ATM Offering for net proceeds of approximately $4.1 million.

On July 24, 2023, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC and Freedom Capital Markets (collectively, the “Underwriters”), relating to an underwritten public offering of 1,600,000 shares (the “Underwritten Shares”) of the Company’s common stock. The offering price of the Underwritten Shares was $19.00 per share, and the Underwriters agreed to purchase the Underwritten Shares from the Company pursuant to the Underwriting Agreement at a price of $17.77 per share, which included a 6.5% Underwriters discount.  The gross proceeds were $30.4 million and the net proceeds were $28.3 million after deducting underwriting discounts and commissions and offering expenses.

On August 2, 2023, CORE Alaska, pursuant to separate ISDA Master Agreements entered into with ING Capital Markets LLC and Macquarie, in accordance with its obligations under the Credit Agreement, entered into a series of hedging agreements with ING and Macquarie for the sale of an aggregate of 124,600 ounces of gold at a weighted average price of $2,025 per ounce. The hedge agreements have delivery obligations beginning in July 2024 and ending in December 2026, and represent approximately 45% of the Company’s interest in the projected production from the Manh Choh mine over the current anticipated life of the mine.

Philosophy. The Company is an exploration stage organization without any source of revenue.  As of June 30, 2023, the Company had eleven full-time employees.  Rick Van Nieuwenhuyse, its President and Chief Executive Officer is responsible for the management of the Company.   Brad Juneau currently serves as the Company’s Chairman.  Leah Gaines is the Vice President, Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary of the Company and Mike Clark is the Executive Vice President-Finance; together they are responsible for the financial and accounting affairs of the Company.  The Company also uses the services of independent consultants and contractors to perform various professional services, including land acquisition, legal, environmental and tax services. In addition, the Peak Gold JV utilizes the services of consultants and independent contractors to perform geological, exploration and drilling operation services and independent third-party engineering firms to evaluate any mineral resources identified.

Objectives. We compete with a variety of companies and organizations to hire and retain individual talent. As a result, the primary goal of our compensation program is to help us attract, motivate and retain the best people possible. We implement this philosophy by:

•	encouraging, recognizing and rewarding outstanding performance;

•	recognizing and rewarding individuals for their experience, expertise, level of responsibility, leadership, individual accomplishment and other contributions to us; and

•	recognizing and rewarding individuals for work that helps increase our value.

We use executive compensation to align our executive officers’ goals with our mission, business strategy, values and culture.

Market Compensation Data. The Company has selected a list of peer companies (the “Peer Group”), all of which are very small companies in the mining industry. These companies share relevant business risk and financial factors such as revenue, market capital, net income, and total assets. Companies similar in size but in unrelated industries are not included because the Company typically does not hire executives from such companies, nor would the Company be likely to lose executives to such companies:

•	Orla Mining Ltd.
•	Skeena Resources
•	Pilot Gold Inc.
•	Perpetua Resources Corp.
•	NovaGold, Inc.
•	Minera Alamos Inc.
•	Trilogy Metals, Inc.
•	FreeGold Ventures
•	Bluestone Resources, Inc.
•	Sabina Gold & Silver Corp.

“Say-on-Pay” Vote Results. At our 2022 annual meeting of stockholders, we presented stockholders with a vote to approve, on a non-binding, advisory basis (a “say-on-pay” vote), the compensation paid to our named executive officers as disclosed in the “Executive Compensation” section of our proxy statement. The vast majority of the votes cast on the proposal voted in favor of the proposal. We believe this strongly affirms stockholders’ support of our approach to executive compensation, and we did not make any material changes to our program solely due to the advisory vote received. The Compensation Committee reviews award levels from time to time but at least annually. In making individual awards, the Compensation Committee considers industry practices, the performance of each executive, the performance of the Company, the value of the executive’s previous awards and the Company’s views on executive retention and succession.

Components of Senior Executive Compensation. Historically, the primary element of annual compensation for executives of the Company had been the granting of equity awards in the form of restricted stock and stock options. As of June 30, 2023, Mr. Van Nieuwenhuyse and Ms. Gaines had base salaries of $425,000 and $290,000, respectively.   Compensation for each executive is designed to align the executive’s incentives with the long-term interests of the Company’s stockholders. The Company predominantly grants equity awards to create incentives for future performance. Executives receive equity awards to align their interests with our stockholders’ interests and for working toward the long-term success of the Company.

Equity Awards. The Company has implemented an equity compensation program for its executive officers (and other persons) that provides an incentive for such officers to achieve the Company’s long-term business objectives. The Company’s equity compensation program includes two forms of long-term incentives: restricted stock and stock options. Award size and frequency are based on each executive’s demonstrated level of performance and Company performance over time. All awards are made by the Compensation Committee.

Equity Award Mechanics. On September 15, 2010, the Board adopted the Contango ORE Inc. 2010 Equity Compensation Plan, which was amended and restated at the 2017 Annual Meeting by the Contango ORE, Inc. Amended and Restated 2010 Equity Compensation Plan (the “Amended Equity Plan”), and amended at the 2019 Annual Meeting by the First Amendment to the Contango ORE, Inc. Amended Equity Plan (as amended, the “Equity Plan”). Awards under the Equity Plan typically fall into two categories: annual awards and new hire and promotion awards. New hire and promotion awards are made on the date of hire or promotion, and annual awards are made annually in connection with the end of the fiscal year. From time to time, the Board may make grants at other times in connection with executive retention.

All stock option awards have a per share exercise price equal to the closing price of our Common Stock on the grant date. Stock option awards and restricted stock awards vest upon the passage of time. The Board has not granted, nor does it intend in the future to grant, equity awards in anticipation of the release of material nonpublic information. Similarly, the Company has not timed, nor does it intend in the future to time, the release of material nonpublic information based upon equity award grant dates.

Short-Term Incentive Awards. In addition, the Compensation Committee adopted a Short Term Incentive Plan (the “STIP”) effective as of June 10, 2020, for the benefit of Mr. Van Nieuwenhuyse which is paid in a combination of cash and equity. Pursuant to the terms of the STIP, the Compensation Committee will establish performance goals each year and evaluate the extent to which, if any, Mr. Van Nieuwenhuyse meets such goals. The STIP provides for a payout equal to 25% of Mr. Van Nieuwenhuyse’s annual base salary if the minimum performance target established by the Compensation Committee is met, 100% of his annual base salary if all performance goals are met, and up to 200% of his annual base salary if the maximum performance target is met. Amounts due under the STIP will be payable 50% in cash and 50% in the form of restricted stock granted under the Equity Plan, vesting in two equal annual installments on the first and second anniversaries of the grant date, and subject to the terms of the Equity Plan. In addition, in the event of a Change of Control (as defined in the Equity Plan) during the term of the STIP, the Compensation Committee, in its sole and absolute discretion, may make a payment to Mr. Van Nieuwenhuyse in an amount up to 200% of his annual base salary, payable in cash, shares of common stock of the Company under the Equity Plan or a combination of both, as determined by the Compensation Committee, not later than 30 days following such Change of Control.

The Company sponsors a 401(k) plan in which all employees are eligible to participate.  Under the plan, the Company currently matches 100% of  an employee's contributions up to 10% of gross wages, subject to IRS limitations.

Deferred Compensation and Retirement Plans. Other than our 401(k) plan, the Company does not have a deferred compensation program, pension benefits, or any type of post-retirement healthcare plan.

Perquisites and Other Benefits. The Company has medical, dental, group life and disability insurance which are available to employees on the same basis.

Employment and Severance Agreements. The Company has entered into retention agreements with its Chairman and former Chief Executive Officer, Brad Juneau, and its President and Chief Executive Officer, Rick Van Nieuwenhuyse, providing for payments upon a change of control (as defined in the applicable retention agreement, as emended), provided that the recipient is employed by, or in the service of, the Company when the change of control occurs. Mr. Juneau and Mr. Van Nieuwenhuyse will receive a payment of $1,000,000 and $350,000, respectively, upon a change of control that takes place prior to August 6, 2025.

On August 4, 2023, the Company entered into an agreement with Leah Gaines, Vice President, Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary, that replaces her previous retention agreement. Pursuant to her new retention agreement, Ms. Gaines will remain in her positions with the Company (including as the Company’s principal financial officer and principal accounting officer) until the earlier of (i)  December 31, 2023 or (ii) a date determined by the Company (such earlier date, the “Separation Date”). Ms. Gaines will receive a separation payment of $290,000 within ten business days following the Separation Date, all unvested restricted shares will vest in full, and reimbursement for COBRA premiums for a 12 month period.

Effective July 11, 2023, Michael Clark was appointed to serve as Executive Vice President, Finance of the Company. Mr. Clark will perform certain of the functions of the Company’s principal financial officer. Pursuant to his Employment Agreement, Mr. Clark will receive a base salary of $300,000 per annum. Beginning with fiscal year 2024, Mr. Clark will be entitled to receive short-term incentive plan and long-term incentive plan bonuses and awards that will be paid in the form of a combination of cash, restricted stock and options, which will be set forth in plans and agreements adopted, or to be adopted, by the Board. He will also receive 12 months of his regular base salary, all bonus amounts paid in the 12 months preceding the termination, and reimbursement for continued group health insurance coverage for 12 months following the termination or the date he becomes eligible for alternative coverage through subsequent employment as severance benefits in the event that his employment with the Company is terminated by the Company other than for just cause or he resigns due to a material, uncured breach of the Employment Agreement by the Company. He is also entitled to enhanced severance benefits if he terminates his employment within 30 days following a change of control (18 months of base salary and bonus amounts or 24 months of base salary and bonus amounts if the change of control is after July 1, 2025). Any payment of severance benefits to him under the Employment Agreement is conditioned on his timely agreement to, and non-revocation of, a full and final release of legal claims in favor of the Company.

Compensation Risk Management. The Compensation Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. As of June 30, 2023, Mr. Van Nieuwenhuyse and Ms. Gaines receive annual salaries of  $425,000 and $290,000, respectively.  The Compensation Committee believes that our compensation program appropriately balances risk and the desire to focus executives on specific goals important to the Company’s success, and that it does not encourage unnecessary or excessive risk taking. In addition, the Compensation Committee believes that our compensation program provides an appropriate balance between the goals of increasing the price of our Common Stock and avoiding risks that could threaten our growth and stability.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth certain information concerning compensation of the principal executive officer (“PEO”), and up to two of the most highly compensated executive officers (other than the PEO) who earned at least $100,000 for the fiscal year ended June 30, 2023 (collectively, the “Named Executive Officers”).

	Fiscal	Salary	Bonus	Restricted Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Name and Principal Position(s)	Year	($)(1)	($)	($) (2)	($)(3)	($)(1)	($)

Rick Van Nieuwenhuyse	2023	425,000	-	1,478,400	-	17,000	1,920,400
President and Chief Executive Officer	2022	416,667	-	1,566,500	300,000	24,000	2,307,167

Leah Gaines	2023	290,000	-	201,600	-	19,152	510,752
Vice President, Chief Financial Officer, Treasurer and Secretary	2022	283,333	75,000	161,250	-	19,524	539,107

(1)	Amounts in the Other Compensation column relates to the Company's 401(k) matching contributions.
(2)

The amounts shown represent the aggregate grant date fair value of restricted stock granted in the fiscal year ended June 30, 2023 calculated in accordance with FASB ASC Topic 718. These amounts represent assumptions used in the calculation of these amounts are discussed in Note 11 to our Consolidated Audited Financial Statements for the fiscal year ended June 30, 2023, included in the 2023 Annual Report. Fair value is based on 100% of the closing price per share of our common stock on the date of grant.

(3)	Amount in the Non-Equity Incentive Plan Compensation relates to cash payments under the STIP.

 The Summary Compensation Table should be read in conjunction with the preceding “Compensation Discussion and Analysis,” which provides detailed information regarding our compensation philosophy and objectives.

Potential Payments Upon Termination or a Change in Control

In December 2013, the Company amended its Incentive Stock Option Agreements with its executives and non-employee directors to include automatic vesting of stock options upon a Change of Control (as defined in the Equity Plan) of the Company. These terms are intended to encourage the executives and directors to remain with the Company through a strategic transaction while reducing employee uncertainty and distraction in the period leading up to any such event.

On February 6, 2019, the Company entered into a retention agreement with its then Chief Executive Officer, Brad Juneau providing for payments in an aggregate amount of $1,500,000 upon the occurrence of certain conditions. The retention agreement, as amended, is triggered upon a change of control (as defined in the retention agreement) that takes place prior to August 6, 2025, provided that Mr. Juneau is employed by, or in the service of, the Company when the change of control occurs.  Mr. Juneau will receive a payment of $1,000,000 and $250,000 upon a change of control.  On June 10, 2020, the Company entered into a retention payment agreement with Rick Van Nieuwenhuyse, the Company’s President and Chief Executive Officer, providing for a payment in an amount of $350,000 upon the occurrence of certain conditions. The retention payment agreement is triggered upon a change of control (as defined in the retention payment agreement) which occurs on or prior to August 6, 2025, provided that Mr. Van Nieuwenhuyse is employed by the Company when the change of control occurs.  On August 4, 2023, the Company entered into a retention agreement with Leah Gaines, Vice President, Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary. This retention agreement replaces her previous retention agreement dated February 6, 2019 and the amendment to the retention agreement dated February 6, 2020; Ms. Gaines’ rights to payment upon change of control in the previous retention agreements are no longer applicable.

The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) adopted a Short Term Incentive Plan (the “STIP”) effective as of June 10, 2020, for the benefit of Mr. Van Nieuwenhuyse. Pursuant to the terms of the STIP, the Compensation Committee will establish performance goals each year and evaluate the extent to which, if any, Mr. Van Nieuwenhuyse meets such goals. The STIP provides for a payout equal to 25% of Mr. Van Nieuwenhuyse’s annual base salary if the minimum performance target established by the Compensation Committee is met, 100% of his annual base salary if all performance goals are met, and up to 200% of his annual base salary if the maximum performance target is met. Amounts due under the STIP will be payable 50% in cash and 50% in the form of restricted stock granted under the Equity Plan, vesting in two equal annual installments on the first and second anniversaries of the grant date, and subject to the terms of the Equity Plan.  In addition, in the event of a Change of Control (as defined in the Equity Plan) during the term of the STIP, the Compensation Committee, in its sole and absolute discretion, may make a payment to Mr. Van Nieuwenhuyse in an amount up to 200% of his annual base salary, payable in cash, shares of common stock of the Company under the Equity Plan or a combination of both, as determined by the Compensation Committee, not later than 30 days following such Change of Control.

Outstanding Equity Awards at Fiscal Year-End Table

The following tables set forth certain information concerning outstanding equity awards for each Named Executive Officer as of June 30, 2023:

	Restricted Shares of Common Stock

			Equity incentive plan awards:	Equity incentive plan awards:
Name	Stock Awards Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)	Number of unearned shares, units or other rights that have not vested (#)(3)	Market or payout value of unearned shares, units or other rights that have not vested ($)(2)

Rick Van Nieuwenhuyse	188,750	$4,809,350	18,750	$477,750

Leah Gaines	26,000	662,480	—	—

(1)	The restricted stock vests in January 2024 and 2025.

(2)

The values contained in this column were calculated by multiplying the number of shares by $25.48, which was the closing price of the Company’s common stock on the last trading day of the fiscal year ended June 30, 2023.

(3)	The restricted stock vests in January 2025.

Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
Name	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date

Rick Van Nieuwenhuyse	100,000	—	14.50	January 2025

Leah Gaines	—	—	—	—

Equity Compensation Plans and Other Compensation Arrangements

The following table sets forth certain information as of June 30, 2023 concerning our Common Stock that may be issued upon the exercise of stock options and warrants.

Plan Category (a)	Number of Securities to be issued upon exercise of outstanding options (b)	Weighted-average exercise price of outstanding options (c)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (b)) (d)

2010 Equity Compensation Plan – approved by security holders	100,000	$14.50	473,386

Equity compensation plans not approved by security holders	—	—	—

Under the Equity Plan, the Compensation Committee can grant stock options, restricted stock awards stock appreciation rights or other stock-based awards to executives, consultants or non-executive directors of the Company. Pursuant to the terms of the Equity Plan, 2,600,000 shares of unissued Common Stock are authorized and reserved for issue under nonqualified stock options, incentive stock options and restricted stock grants.

Options may be granted to executives, consultants and non-executives directors. Incentive stock options may be granted only to executives of the Company or its subsidiaries. Non-qualified stock options may be granted to executives, consultants or non-executive directors. The Compensation Committee shall determine the term of options granted to participants under the Equity Plan but, in any event, all options must be exercised no later than ten years from the issue date. All options may only be exercised while a participant is employed as an employee or providing services as a consultant or non-employee director. Restricted stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period of restriction established by the Compensation Committee and specified in the award agreement granting the restricted stock.

In making the decision to make additional grants and/or awards, the Compensation Committee would consider factors such as the size of previous grants/awards and the number of stock options and shares of stock already held and the degree to which increasing that ownership stake would provide the additional incentives for future performance, the likelihood that the grants/awards would encourage the executive officer to remain with the Company and the value of the executive’s service to the Company.

The Independent Directors of the Board,

Joseph S. Compofelice
Richard A. Shortz
Curtis J. Freeman

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership of our Common Stock as of our Record Date by (i) each person known by us to beneficially own 5% or more of our outstanding shares of Common Stock, (ii) each of our non-executive nominee directors, (iii) our executive officers, and (iv) our executive officers and nominee directors taken together as a group. Unless otherwise indicated, each person named in the following table has the sole power to vote and dispose of the shares listed next to his name.

Our 5% Stockholders

To the Company’s knowledge, the following stockholders beneficially owned more than 5% of our outstanding shares of Common Stock, as set forth below, as of the Company's Record Date:

		Amount of Beneficial	Percent of
Title of Class	Name and Address of Beneficial Owner (1)	Ownership (2)	Class

Common Stock	Scott J. Reiman, Hexagon, and Labyrinth Enterprises(3)	887,756	9.4%
Common Stock	Kenneth R. Peak Marital Trust(4)	788,102	8.4%
Common Stock	Brad Juneau(5)	623,326	6.6%
Common Stock	Henry Gordon, Kelclay, and Strata Resources Inc.(6)	578,626	6.1%
Common Stock	Sprott Asset Management (7)	563,200	5.9%
Common Stock	Rick Van Nieuwenhuyse	561,721	5.9%
Common Stock	Alaska Future Fund LP(8)	476,190	5.1%

Directors and Executive Officers

		Amount of Beneficial	Percent of
Title of Class	Name and Address of Beneficial Owner (1)	Ownership (2)	Class

Directors Who Are Not Executives
Common Stock	Brad Juneau(5)	623,326	6.6%
Common Stock	Joseph S. Compofelice	174,276	1.9%
Common Stock	Curtis J. Freeman	128,576	1.4%
Common Stock	Richard A. Shortz	125,250	1.3%

Executive Officers
Common Stock	Rick Van Nieuwenhuyse	561,721	5.9%
Common Stock	Leah Gaines	71,235	0.8%
Common Stock	Mike Clark	8,467	0.1%

Directors and Officers Combined
Common Stock	All current directors and executive officers	1,692,851	17.8%
	as a group (7 persons)

(1)	Unless otherwise noted, the address of the members of the Board and our executive officers is 3700 Buffalo Speedway, Suite 925, Houston, Texas 77098.

(2)

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 28, 2023 are deemed outstanding. Applicable percentages are based on 9,393,922 shares outstanding on September 28, 2023, adjusted as required by the rules. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(3)	The address of Hexagon LLC and, Labyrinth Enterprises, LLC and Mr. Reiman is 1550 Market Street, Suite 450 Denver, Colorado 80202.

(4)

Based upon information contained on Schedule 13D filed with the SEC on May 11, 2017, the Kenneth R. Peak Marital Trust has sole voting and dispositive power over 788,102 shares of Common Stock. The address of the Kenneth R. Peak Marital Trust is 3833 Dunlavy St. Apt. 445 Houston, TX 77006.

(5)	Includes shares owned by Juneau Exploration, J5D Enterprises, and AuCuAg Holdings, LLC, which are controlled by Brad Juneau.

(6)	Henry Gordon's address is 288 Clayton St. Denver, Colorado 80206.

(7)	Sprott Asset Management's address is Royal Bank Plaza South Tower 200 Bay Street Ste 2600 Toronto Ontario M5J 2J1.

(8)	Alaska Future Fund's address is 300 South Tyron Suite 2500 Charlotte, NC 28202.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such reports, we believe that all such reports required by Section 16(a) of the Exchange Act were in compliance with such filing requirements during the fiscal year ended June 30, 2023.

Certain Relationships and Related Transactions

Amended and Restated Management Services Agreement

Mr. Brad Juneau, who served as the Company’s Chairman, President and Chief Executive Officer until  January 6, 2020, and the Company’s Executive Chairman until  November 11, 2021, and now serves as the Company's Chairman is also the sole manager of Juneau Exploration, L.P. (“JEX”), a private company involved in the exploration and production of oil and natural gas.  On  December 11, 2020, the Company entered into a Second Amended and Restated Management Services Agreement (the “A&R MSA”) with JEX, which amends and restates the Amended and Restated Management Services Agreement between the Company and JEX dated as of  November 20, 2019. Pursuant to the A&R MSA, JEX will continue, subject to direction of the board of directors of the Company (the “Board”), to provide certain facilities, equipment and services used in the conduct of the business and affairs of the Company and management of its membership interest in the Peak Gold JV.  Pursuant to the A&R MSA, JEX provides the Company office space and office equipment, and certain related services. The A&R MSA was effective for one year beginning  December 1, 2020 and renews automatically on a monthly basis unless terminated upon ninety days’ prior notice by either the Company or JEX. Pursuant to the A&R MSA, the Company paid JEX a monthly fee of $10,000, which included an allocation of approximately $6,900 for office space and equipment. JEX is also be reimbursed for its reasonable and necessary costs and expenses of third parties incurred for the Company. The A&R MSA includes customary indemnification provisions.  In January 2023, the monthly fee paid to JEX was reduced to $3,000, and only covers office equipment and related services.

On  January 1, 2022, our non-executive directors realized a vesting of 160,000 restricted shares of common stock, which resulted in federal and state income tax obligations.  Consistent with the Company’s treatment of employees who experience similar tax obligations in connection with their vesting of restricted shares, the Company purchased a total of 60,100 shares of common stock from the non-executive directors on  January 5, 2022, at a price of $25.60 per share (the applicable closing price per share of common stock for vesting on  January 1, 2022), resulting in aggregate payments of $1.5 million that will be used by the non-executive directors to pay their tax obligations on the vested shares.

Related Person Transaction Policies and Procedures

The Company has instituted written policies and procedures for the review, approval and ratification of “related person” transactions as defined under SEC rules and regulations. Our Audit Committee Charter requires management to inform the Audit Committee of all related person transactions. Examples of the type of transactions the Audit Committee reviews include payments made by the Company directly to a related person (other than in his or her capacity as a director or employee), or to an entity in which the related person serves as an officer, director, employee or owner, and any other transaction where a potential conflict of interest exists. In order to identify any such transactions, among other measures, the Company requires its directors and officers to complete questionnaires identifying transactions with any company in which the officer or director or their family members may have an interest. In addition, our Code of Ethics requires that the Audit Committee review and approve any related person transaction before it is consummated. The Audit Committee of the Company has reviewed and approved all agreements and arrangements described above in “Certain Relationships and Related Transactions.”

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is a standing committee of the Board, which met four times during the fiscal year ended June 30, 2023. The Audit Committee consists of three members, Joseph S. Compofelice (Chairman), Curtis J. Freeman, and Richard A. Shortz each of which is independent as defined in the listing standards of the NYSE American. The Board has designated Mr. Compofelice as the “audit committee financial expert” as defined by SEC rules. The Audit Committee assists, advises and reports regularly to the Board in fulfilling its oversight responsibilities related to:

•	the integrity of the Company’s financial statements;
•	the Company’s compliance with legal and regulatory requirements;
•	the independent auditor’s qualifications and independence; and
•	the performance of the Company’s outside auditors.

In meeting its responsibilities, the Audit Committee is expected to provide an open channel of communication with management, the outside auditors and the Board. The Audit Committee’s specific responsibilities are set forth in its charter, as amended.

The Audit Committee has reviewed and discussed the Company’s audited consolidated balance sheet as of June 30, 2023 and consolidated statements of income, cash flows and stockholders’ equity for the year ended June 30, 2023 with the Company’s management. The Audit Committee has discussed with Moss Adams LLP, the Company’s independent auditors, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee has also received and reviewed the written disclosures and the letter from Moss Adams LLP required by the applicable requirements of the PCAOB regarding Moss Adams LLP’s communications with the Audit Committee concerning independence and has discussed with Moss Adams LLP its independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2023 for filing with the SEC.

This report is submitted on behalf of the Audit Committee.

Joseph S. Compofelice, Chairman
Curtis J. Freeman
Richard A. Shortz

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Proposals to be Included in 2024 Proxy Statement

Proposals of stockholders intended to be presented at the 2024 Annual Meeting and included in the proxy statement and form of proxy used in connection with our 2024 Annual Meeting, pursuant to Rule 14a-8 under the Exchange Act, must be received no later than June 12, 2024. If the date of the 2024 Annual Meeting is moved by more than 30 days from the first anniversary of this year’s Annual Meeting, then the deadline for receiving stockholder proposals shall be a reasonable time before the Company begins to print and mail the Proxy Statement for the 2024 annual meeting.

Nominations or Proposals Not Included in 2024 Proxy Statement

The Company’s Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board, outside the process of Rule 14a-8 (i.e. a proposal to be presented at the next annual meeting of stockholders that has not been submitted for inclusion in the Company’s Proxy Statement). The notice must contain the information required by our Bylaws and be delivered to the Corporate Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, to be timely for the 2024 Annual Meeting, the notice must be delivered no earlier than August 16, 2024 and no later than September 15, 2024. However, in the event that the date of the 2024 Annual Meeting is advanced by more than 20 days, or delayed by more than 60 days, from the anniversary of this year’s Annual Meeting, notice by the stockholder to be timely must be delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which such notice of the date of the meeting is mailed or public announcement of the date of such meeting is first made. If the notice is not received between these dates or does not satisfy the additional notice requirements set forth in the Company’s Bylaws, the notice will be considered untimely and will not be acted upon at the 2024 Annual Meeting or, as applicable, special meeting.

To comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2024 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act in addition to the information required under the Company’s Bylaws.

Proposals, nominations and notices should be addressed to: Corporate Secretary, Contango ORE, Inc., 3700 Buffalo Speedway, Suite 925, Houston, Texas 77098.

OTHER PROPOSED ACTIONS

The Board is not aware of any other business that will come before the Annual Meeting, but if any such matters are properly presented, the proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the Annual Meeting.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In some cases, only one copy of this Proxy Statement is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. To request separate or multiple delivery of these materials now or in the future a stockholder may submit a written request to Leah Gaines, Contango ORE, Inc., 3700 Buffalo Speedway, Suite 925, Houston, Texas 77098, telephone number (713) 877-1311.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including Contango ORE, Inc., who files electronically with the SEC. The address of that site is www.sec.gov.

 Investors may also consult our website for more information about us. Our website is www.contangoore.com. Information included on this website is not incorporated by reference into this proxy statement.

 The SEC allows us to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement.

 This proxy statement incorporates by reference the Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the SEC on September 13, 2023, which contains important information about us, our financial condition and other matters.

 In addition, we incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of our meeting. Such documents are considered to be a part of this proxy statement, effective as of the date such documents are filed.

By order of the Board of Directors,

/s/ Brad Juneau
Brad Juneau
Chairman and Director

EXHIBIT A

CONTANGO ORE, INC.

2023 OMNIBUS INCENTIVE PLAN

1.

PURPOSE OF THE PLAN. The purpose of the 2023 Omnibus Incentive Plan (the “Plan”) is to provide favorable opportunities for directors, officers, employees, consultants or advisors employed by or providing service to Contango ORE, Inc. (the “Company”) or any of its Subsidiaries, to acquire shares of common stock of the Company (“Common Stock”) or to benefit from the appreciation thereof. Such opportunities should provide an increased incentive for these individuals to contribute to the future success and prosperity of the Company, thus enhancing the value of the Company’s Common Stock for the benefit of the stockholders, and increase the ability of the Company to attract and retain individuals of exceptional skill upon whom, in large measure, its sustained progress, growth and profitability depend.

2.	DEFINITIONS.
a.

Award means any (i) Options, (ii) Stock Appreciation Rights, (iii) Restricted Shares, (iv) Restricted Stock Units, or (v) Other Awards, granted under the Plan, whether granted singly, in combination or in tandem to a Participant.

b.	Award Agreement means the written agreement between the Company and a Participant that sets forth the terms, conditions, performance requirements, limitations and restrictions applicable to an Award.

c.	Board means the Board of Directors of the Company.

d.	Change of Control means the occurrence of any of the following events:
i.

any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act)  becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors;

ii.

the consummation of (A) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, (B) a sale or other disposition of more than 50% of the consolidated assets (measured by either book value or fair market value) of the Company and its subsidiaries as at the end of the most recently completed fiscal year of the Company, or (C) a liquidation or dissolution of the Company; or

iii.

after the Effective Date, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

e.

Code means the Internal Revenue Code of 1986, as amended. All section references to the Code in this Plan are intended to include any amendments or substitutions thereof or subsequent to the adoption of the Plan.

f.	Common Stock means the Company’s common stock, $0.01 par value per share.

g.

Committee means the Compensation Committee of the Board, each of whom shall be an “independent director” as defined in the listing standards of the exchange on which the Common Stock is principally traded.

h.	Company Group means, collectively, the Company and its Subsidiaries.

i.

Eligible Individuals means any of the following individuals: (i) directors, officers and employees of the Company or any of its Subsidiaries, or (ii) consultants or advisors to the Company or any of its Subsidiaries.

j.

Exchange Act means the Securities Exchange Act of 1934, as amended. References to any specific section of the Exchange Act shall be deemed to include such regulations and guidance issued thereunder, as well as any successor section, regulations or guidance.

k.	Exercise Price means the exercise price per share of Common Stock specified in an Option or Stock Appreciation Right.

l.

Fair Market Value means, with respect to shares of Common Stock, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last-sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last-sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

m.

Incentive Stock Option means an Option intended, as expressed in the Award Agreement, to meet the requirements of an “incentive stock option” as defined in Section 422(b) of the Code and the regulations thereunder.

n.	Non-Employee Director means a member of the Board who is not an employee of any member of the Company Group.

o.	Non-Qualified Stock Option means an Option that is not an Incentive Stock Option.

p.	Option means a right to purchase shares of Common Stock at a stated price. An Option may either be an Incentive Stock Option or a Non-Qualified Stock Option.

q.	Other Award means an Award designated as an Other Award pursuant to this Plan.

r.

Participant means an Eligible Individual to whom one or more Awards are or have been granted under this Plan and have not been fully settled or cancelled and, following the death of any such person, his successors, heirs, executors and administrators, as the case may be.

s.	Person means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

t.	Plan means this Contango ORE, Inc. 2023 Omnibus Incentive Plan, as set forth herein and as it may be amended from time to time.

u.	Prior Plan means the Contango ORE, Inc. 2010 Equity Compensation Plan.

v.	Qualifying Director means a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

w.

Restricted Stock means a share of Common Stock that may be subject to certain transferability and other restrictions and to a risk of forfeiture (including by reason of not satisfying certain performance goals).

x.

Restricted Stock Unit means a right to receive a share of Common Stock at a future date, which may be conditioned on the satisfaction of certain requirements (including the satisfaction of certain performance goals).

y.

Stock Appreciation Right means a right to receive, with respect to each share of Common Stock subject to such Stock Appreciation Right, value in an amount equal to the excess, if any, of (i) the Fair Market Value of a share of Common Stock on the day of exercise or the trading day immediately preceding the date of exercise, as determined by the Administrator in its reasonable discretion over (ii) the Exercise Price of such Stock Appreciation Right.

z.

Sub-Plan means any sub-plan to the Plan that has been adopted by the Board or the Committee for the purpose of permitting or facilitating the offering of Awards to employees of certain designated Subsidiaries organized under the laws of any jurisdiction other than the United States of America or otherwise outside the jurisdiction of the United States of America, with each such Sub-Plan designed to comply with applicable law in such foreign jurisdictions. Although any Sub-Plan may be designated a separate and independent plan from the Plan in order to comply with applicable law, the Plan Share Reserve and the other limits specified in Section 4 of the Plan shall apply in the aggregate to the Plan and any Sub-Plan adopted hereunder.

aa.	Subsidiaries has the meaning given to such term by Section 424 of the Code.

bb.

Termination means the termination of a Participant’s employment or service, as applicable, with the Company or Subsidiary with which such Participant was principally employed or to which such Participant provided services, for any reason (including death or disability).

3.	ADMINISTRATION.
a.

General. The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3 promulgated under the Exchange Act be a Qualifying Director. However, the fact that a Committee member shall fail to qualify as a Qualifying Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

b.

Committee Authority.   Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards, or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) adopt Sub-Plans; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

c.

Delegation.   Except to the extent prohibited by applicable law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any Person or Persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated in accordance with applicable law, except with respect to grants of Awards to Persons (i) who are Non-Employee Directors, or (ii) who are subject to Section 16 of the Exchange Act.

d.

Finality of Decisions.   Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award or any Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including, without limitation, the Company Group, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

e.

Indemnification.   No member of the Board or the Committee or any employee or agent of any member of the Company (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award hereunder.

f.

Board Authority.   Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

4.	AWARDS, IN GENERAL.
a.

Number of Shares. The aggregate number of shares of Common Stock which may be issued under the Plan and with respect to which Awards may be granted over the term of the Plan shall equal the sum of (i) 193,500 shares of Common Stock, plus (ii) the number of shares remaining available for issuance under the Prior Plan as of the Effective Date, plus (iii) any shares subject to awards granted under the Prior Plan that are outstanding as of the Effective Date but that expire, terminate, or are cancelled for any reason without being exercised in full  (the “Plan Share Reserve”). The shares may be authorized and unissued or issued and reacquired shares, as the Board from time to time may determine. Shares with respect to which Options or Stock Appreciation Rights are not exercised prior to termination of the Option or Stock Appreciation Right, shares that are subject to Restricted Stock Units which expire without converting to Common Stock, and shares of Restricted Stock which are forfeited before the restrictions lapse, shall be available for issuance under the Plan. Notwithstanding the foregoing, neither (i) shares accepted by the Company in payment of the Exercise Price of any Option, if permitted under the terms of such Option, (ii) any shares withheld from a Participant, or delivered to the Company in satisfaction of required withholding taxes arising from Awards under the Plan, nor (iii) the difference between the total number of shares with respect to which a Stock Appreciation Right is awarded and the number of shares actually delivered upon exercise of such Stock Appreciation Right, shall be available for reissuance under the Plan.

b.

Additional Limitations. Subject to Section 10 of the Plan, (i) no more than the number of shares of Common Stock equal to the Plan Share Reserve may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; and (ii) during a single fiscal year, the number of Awards eligible to be made to each Non-Employee Director shall not exceed a total value of $400,000 (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

c.

Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which a member of the Company Group combines (“Substitute Awards”). Substitute Awards shall not be counted against the Plan Share Reserve; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which a member of the Company Group combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan.

d.

Minimum Vesting Period. Notwithstanding any other provision of the Plan to the contrary, the minimum vesting period with respect to any Awards granted under the Plan shall be no less than one year; provided, that, the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier vesting in the event of a Change in Control or a Participant’s retirement, death or disability; and provided further, that shares underlying Awards with respect to up to 5% of the total number of shares of Common Stock reserved for Awards may be exempt from the foregoing limitations.

5.	PARTICIPATION. The Committee may, from time to time, in its discretion grant Awards to Participants from among the Eligible Individuals.

6.

GRANTS OF OPTIONS. The Committee is hereby authorized to grant Awards of Options to Eligible Individuals. The terms and conditions of each Option shall be set forth in an Award Agreement between the Company and the Participant on such terms and conditions as may be deemed advisable by the Committee in its discretion, but not inconsistent with the following:

a.	Exercise Price. The Exercise Price shall not be less than 100% of the Fair Market Value of Common Stock on the date such Option is granted.

b.

Payment. The Exercise Price multiplied by the number of shares to be purchased by exercise of the Option shall be paid upon the exercise thereof. Upon exercise of the Option, the aggregate Exercise Price shall be payable in the manner provided by the applicable Award Agreement, which may include, without limitation payment in the form of: (i) cash equal to such aggregate Exercise Price, (ii) shares of Common Stock owned by the Participant having a Fair Market Value at least equal to such aggregate Exercise Price on the day of exercise or the trading day immediately preceding the date of exercise as determined by the Administrator in its reasonable discretion, (iii) any cashless exercise mechanism, or (iv) a combination of any of the above methods which total to such aggregate Exercise Price.

c.

Stockholder Rights. A holder of an Option shall have none of the rights of a stockholder until the shares are issued to him or her; provided that if a Participant exercises an Option and the appropriate purchase price is received by the Company in accordance with this Section 6(c) prior to any dividend record date, such Participant shall be entitled to receive the dividends which would be paid on the shares subject to such exercise if such shares were outstanding on such record date. In no event shall dividends be paid with respect to Options prior to their exercise.

d.

Term of Option; Exercise.  The Committee may designate the term of an Option in the Award Agreement, provided that the term shall not exceed ten years. During such term, an Option shall be exercisable at such times and under such conditions as shall be permissible under the terms of this Plan and of the Award Agreement.

e.

Limitations Applicable to Incentive Stock Options. It is intended that Incentive Stock Options shall conform to the requirements of Sections 422 and 424 of the Code. To the extent that the aggregate Fair Market Value of the Common Stock, with respect to which Incentive Stock Options granted under this or any other Plan of the Company are exercisable for the first time by a Participant during any calendar year exceeds $100,000, or such other amount as may be permitted under the Code, such excess shall be considered Non-Qualified Stock Options. Notwithstanding anything in the Plan to the contrary, any Incentive Stock Option awarded to any Participant who, at the time of the Award, is the owner, directly or indirectly, of stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, shall (i) have a term not exceeding five years from the date of grant, and (ii) shall have an Exercise Price per share of not less than 110% of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted.

7.

GRANTS OF STOCK APPRECIATION RIGHTS.  The Committee is hereby authorized to grant Awards of Stock Appreciation Rights to Eligible Individuals. The terms and conditions of each Stock Appreciation Right shall be set forth in an Award Agreement between the Company and the Participant on such terms and conditions as may be deemed advisable by the Committee in its discretion, but not inconsistent with the following:

a.	Exercise Price. The Exercise Price of a Stock Appreciation Right shall be not less than 100% of the Fair Market Value of the Company’s Common Stock on the date the Stock Appreciation Right is granted.

b.

Term; Exercise. The Committee may designate the term of a Stock Appreciation Right in the Award Agreement, provided that the term shall not exceed ten years. During such term, a Stock Appreciation Right shall be exercisable at such times and under such conditions as shall be permissible under the terms of this Plan and of the Award Agreement.

c.

Tandem Awards. Stock Appreciation Rights may be awarded on a stand-alone basis or in tandem with an Option. Notwithstanding any other provision of this Plan, any Stock Appreciation Right awarded in tandem with an Option: (i) shall entitle the Participant to exercise all or a portion of the Stock Appreciation Right in lieu of all or a portion of the Option, (ii) shall vest and expire on the same dates as the underlying Option and shall utilize the same Exercise Price as the underlying Option, and (iii) may be exercised only to the extent that the related Option has not been exercised. The exercise of Stock Appreciation Rights granted in tandem with an Option shall result in a pro rata surrender of the related Option to the extent that the Stock Appreciation Rights have been exercised.

d.	Settlement of Stock Appreciation Right. Stock Appreciation Rights will be settled in fully vested shares of Stock or in cash, as specified in the Award Agreement.

8.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Eligible Individuals. The terms and conditions of each Award of Restricted Stock or Restricted Stock Units shall be set forth in an Award Agreement between the Company and the Participant on such terms and conditions as may be deemed advisable by the Committee in its discretion, but not inconsistent with the following:

a.

Restriction Period. The Committee shall determine the events or conditions necessary for the lapse of restrictions applicable to the award of Restricted Stock or Restricted Stock Units, which may include, among other things, requirements of continuous service for a specified term or the attainment of specific performance standards or goals, which restrictions may differ among Participants. Upon the lapse of the restriction period and the attainment of any other vesting criteria established by the Committee, with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant one share of Common Stock (or cash in lieu of delivering shares, as the case may be) for each such outstanding and vested Restricted Stock Unit; provided, however, that the Award Agreement may provide that the delivery of Common Stock is deferred until a time beyond the expiration of the restricted period only if such extension would not cause adverse tax consequences under Section 409A of the Code (such Award may be referred to, alternatively, as a “Deferred Stock Unit”). Award Agreements for Restricted Stock and Restricted Stock Units shall provide for forfeiture of Common Stock covered thereby to the extent the Restricted Stock or Restricted Stock Units do not vest during the restricted period specified in the Award Agreement, except as the Committee may otherwise determine in the Award Agreement.

b.

Stockholder Rights. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Participant receiving Restricted Stock shall be entitled the rights of a stockholder with respect to such Restricted Stock, including the right to receive dividends and vote shares of Restricted Stock; provided that dividends or other distributions (collectively, “dividends”) on shares of Restricted Stock shall be withheld, in each case, while the Restricted Stock is subject to restrictions, and in no event shall dividends or other distributions payable thereunder be paid unless and until the shares of Restricted Stock to which they relate no longer are subject to a risk of forfeiture. Until Common Stock is issued to the Participant in settlement of Restricted Stock Units, the Participant shall not have any rights of a stockholder with respect to the Restricted Stock Units or the shares issuable thereunder. The Committee may determine in the applicable Award Agreement whether and to what extent the recipient of Restricted Stock Units has the rights of a stockholder of the Company including, but not limited to, whether the Participant receiving the Award has the right to receive dividend equivalents upon the expiration of the applicable restriction period. Dividends and dividend equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan and, except as otherwise determined by the Committee, shall not accrue interest. Such dividends and dividend equivalents shall be paid to the Participant in the same form as paid on the Common Stock upon the lapse of the restrictions of the applicable Restricted Stock or Restricted Stock Units.

9.

OTHER AWARDS. The Committee may, in its sole discretion, grant Awards of Common Stock, including fully vested Common Stock, and other Awards that are valued in whole or in part by reference to the Fair Market Value of Common Stock. These Awards shall collectively be referred to herein as Other Awards. Other Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, but not limited to, the right to receive fully vested shares. Subject to the other terms of the Plan, Other Awards may be granted to such Eligible Individuals in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee and set forth in an Award Agreement.

10.

ADJUSTMENT IN THE EVENT OF CHANGE IN STOCK. Subject to Section 11, if there is any change in the number or kind of shares of Company Stock outstanding (a) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares; (b) by reason of a merger, reorganization, or consolidation; (c) by reason of a reclassification or change in par value; or (d) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Awards, the number of shares covered by outstanding Awards, the kind of shares issued under the Plan, and the price per share of such Awards shall be adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.  Any adjustments determined by the Board shall be final, binding, and conclusive.

11.	EFFECT OF A CHANGE OF CONTROL. Except to the extent reflected in a particular Award Agreement, in the event of a Change of Control:
a.

Termination of Awards. Upon a Change of Control, (i) the Company shall provide each Participant with outstanding Awards written notice of such Change of Control, (ii) all Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the shares or rights subject thereto, (iii) the Restricted Stock that is subject to time-based vesting and not subject to achievement of performance goals shall become fully vested and all restrictions shall expire immediately, (iv) the Restricted Stock that is subject to achievement of performance goals and not subject to time-based vesting shall, unless the Award Agreement provides for vesting or earning in a greater amount upon the occurrence of a Change of Control, become vested, free of restrictions, at the target level set forth in the applicable Award Agreement and the corresponding number of shares of Restricted Stock shall vest, (v) the Restricted Stock Units that are subject to time-based vesting and not subject to achievement of performance goals shall become fully vested and the shares of Common Stock subject to such Restricted Stock Units shall be delivered as promptly as practicable, subject to any limitations imposed thereon by Section 409A of the Code, and (vi) the Restricted Stock Units that are subject to achievement of performance goals and not subject to time-based vesting shall, unless the Award Agreement provides for vesting or earning in a greater amount upon the occurrence of a Change of Control, become vested and earned at the mid-point between the target level and the maximum level set forth in the applicable Award Agreement and the corresponding number of shares of Common Stock subject to such Restricted Stock Units shall be delivered as promptly as practicable, subject to any limitations imposed thereon by Section 409A of the Code.

b.

Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may, in its discretion, cancel any outstanding Options, Stock Appreciation Rights or Restricted Stock Awards and pay to the holders thereof, in cash, the value of such Awards based upon the highest price per share of Common Stock received or to be received by other stockholders of the Company in connection with the Change of Control.

12.	RESTRICTIONS ON TRANSFER.
a.

Each Award shall be exercisable only by such Participant to whom such Award was granted during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant (unless such transfer is specifically required pursuant to a domestic relations order or by applicable law) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

b.

Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to (i) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (ii) a trust solely for the benefit of the Participant and the Participant’s Immediate Family Members; (iii) a partnership or limited liability company whose only partners or stockholders are the Participant and the Participant’s Immediate Family Members; or (iv) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes (each transferee described in clauses (i), (ii), (iii) and (iv) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

c.

The terms of any Award transferred in accordance with clause (b) above shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (i) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (ii) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (iii) neither the Committee nor the Company shall be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (iv) the consequences of a Participant’s Termination under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

13.	AMENDMENT AND DISCONTINUANCE.
a.

The Board may from time to time amend or revise the terms of the Plan, or may discontinue the Plan at any time as permitted by law, provided, however, that such amendment shall not (except as provided in Section 10), without further approval of the stockholders, (i) increase the aggregate number of shares with respect to which awards may be made under the Plan, (ii) change the manner of determining the Exercise Price (other than determining the Fair Market Value of the Common Stock to conform with applicable provisions of the Code or regulations and interpretations thereunder), (iii) extend the term of the Plan or the maximum period during which any Option may be exercised, or (iv) make any other change which, in the absence of stockholder approval, would cause awards granted under the Plan which are then outstanding, or which may be granted in the future.

b.	No amendments, revision or discontinuance of the Plan shall, without the consent of a Participant, in any manner adversely affect his or her rights under any Award theretofore granted under the Plan.

c.

Notwithstanding anything herein to the contrary, the Company shall not, without stockholder approval, reduce the Exercise Price of any Option or Stock Appreciation Right and shall not exchange any Option or Stock Appreciation Right for a new Award with a lower (or no) Exercise Price or for cash.

14.

EFFECTIVE DATE AND DURATION. The Plan was adopted by the Board on September 22, 2023, 2023, and shall become effective upon the approval by stockholders (the “Effective Date”). No Award may be granted under the Plan after November 14, 2033.

15.

TAX WITHHOLDING. Notwithstanding any other provision of the Plan, the Company or its Subsidiaries, as appropriate, shall have the right to deduct from all Awards under the Plan cash and/or stock, with a Fair Market Value in the amount of all federal, state or local withholding taxes (up to the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable law) with respect to such Awards. In the case of Awards paid in Common Stock, the Participant or Permitted Transferee may be required to pay to the Company or a Subsidiary thereof, as appropriate, the amount of any such taxes which the Company or Subsidiary is required to withhold, if any, with respect to such stock. Subject in particular cases to the disapproval of the Committee, the Company may accept shares of the Company’s Common Stock of equivalent Fair Market Value in payment of such withholding tax obligations if the Participant elects to make payment in such manner.

16.

GOVERNING LAW.   The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF THE PARTICIPANT’S RIGHTS OR OBLIGATIONS HEREUNDER.

17.	GOVERNMENT AND OTHER REGULATIONS.
a.

The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable law. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company issued under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement and applicable law, and, without limiting the generality of Section 8 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of the Company issued under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add, at any time, any additional terms or provisions to any Award granted under the Plan that the Committee, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

b.

The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, (i) pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or issued, as applicable); over (B) the aggregate Exercise Price or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (ii) in the case of Restricted Stock, Restricted Stock Units or Other Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Awards, or the underlying shares in respect thereof.

18.

NO CLAIM TO AWARDS; NO RIGHTS TO CONTINUED EMPLOYMENT; WAIVER.   No employee of the Company or its Subsidiaries, or other Person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of any member of the Company Group, nor shall it be construed as giving any Participant any rights to continued service on the Board. The applicable member of the Company Group may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between any member of the Company Group and the Participant, whether any such agreement is executed before, on or after the date of grant.

19.

INTERNATIONAL PARTICIPANTS. With respect to Participants who reside or work outside of the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan and create or amend Sub-Plans or amend outstanding Awards with respect to such Participants in order to permit or facilitate participation in the Plan by such Participants, conform such terms with the requirements of applicable law or to obtain more favorable tax or other treatment for a Participant or the applicable member of the Company Group.

20.

TERMINATION.   Except as otherwise provided in an Award Agreement, unless determined otherwise by the Committee at any point following such event: (a) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with one member of the Company Group to employment or service with another member of the Company Group (or vice-versa) shall be considered a Termination; and (b) if a Participant undergoes a Termination, but such Participant continues to provide services to any member of the Company Group in a non-employee capacity, such change in status shall not be considered a Termination for purposes of the Plan. Further, unless otherwise determined by the Committee, in the event that any member of the Company Group ceases to be a member of the Company Group (by reason of sale, divestiture, spin-off or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a member of the Company Group immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.

21.

SEVERABILITY.   If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

22.

SUCCESSORS.   The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

23.

CLAWBACK/REPAYMENT.   All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (a) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time; and (b) applicable law.

24.	SECTION 409A OF THE CODE.
a.

Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any member of the Company Group shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

b.

Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

c.

Unless otherwise provided by the Committee in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (i) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code; or (ii) a disability, no such acceleration shall be permitted unless the disability also satisfies the definition of “disability” pursuant to Section 409A of the Code.

Approved by the Board of Directors on this 22nd day of September, 2023.

CONTANGO ORE
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ENDORSEMENT_LINE______________ SACKPACK_____________

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MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

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2023 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 6.

1. Election of Directors:

	For	Against	Abstain
01 - Brad Juneau	☐	☐	☐
02 - Rick Van Nieuwenhuyse	☐	☐	☐
03 - Joseph S. Compofelice	☐	☐	☐
04 - Richard A. Shortz	☐	☐	☐
05 - Curtis J. Freeman	☐	☐	☐

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03W31B

The 2023 Annual Meeting of Shareholders of Contango ORE, Inc. will be held on November 14, 2023 at 11:00 AM CT, virtually via the internet at https://meetnow.global/MAAL4JH.

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Contango ORE, Inc.

Notice of 2023 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — to shareholders as of Record Date, September 28, 2023

Rick Van Nieuwenhuyse and Brad Juneau, with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Contango ORE, Inc. to be held on November 14, 2023 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxy will have authority to vote FOR the election of the Board of Directors and FOR Proposals 2-6.

In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

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CONTANGO ORE
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VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

2023 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 - 6.

1. Election of Directors:

	For	Against	Abstain
01 - Brad Juneau	☐	☐	☐
02 - Rick Van Nieuwenhuyse	☐	☐	☐
03 - Joseph S. Compofelice	☐	☐	☐
04 - Richard A. Shortz	☐	☐	☐
05 - Curtis J. Freeman	☐	☐	☐

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B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

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Contango ORE, Inc.

Notice of 2023 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — to shareholders as of Record Date, September 28, 2023

Rick Van Nieuwenhuyse and Brad Juneau, with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Contango ORE, Inc. to be held on November 14, 2023 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxy will have authority to vote FOR the election of the Board of Directors and FOR Proposals 2-6.

In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)